NORTHROP CORPORATION





AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 15, 1994

Amended and Restated as of April 18, 1994


$2,800,000,000




THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) and
CHEMICAL BANK,
as Co-Agents




THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Administrative Agent


[Exhibits B-1, B-2, B-3, C, E and F Have been Conformed to Appear as Delivered]

TABLE OF CONTENTS



Section 1.  Definitions and Accounting Matters  . . . . . . . . . . . .
1.01  Certain Defined Terms.  . . . . . . . . . . . . . . . . . . . . .
1.02  Accounting Terms and Determinations. . . . .. . . . . . . . . . .
1.03  Classes and Types of Loans . . . . . . . . . . . . .


Section 2.  Commitments. . . . . . . . . . . . . . . . .. . . . . . . .

2.01  Syndicated Loans . . . . . . . . . . . . . . . . . . . . . . . . .
2.02  Borrowings of Syndicated Loans . . . . . . . . . . . . . . . . . .
2.03  Competitive Bid Loans. . . . . . . . . . . . .. . . . . . . . . . .
2.04  Changes of Commitments . . . . . . . . . . . .. . . . . . . . . . .
2.05  Fees . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . .

2.06  Lending Offices. . . . . . . . . . . . . . . . . . . . . . . . . .

2.07  Several Obligations; Remedies Independent. . . . . . . . . . . . .
2.08  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..
2.09  Optional Prepayments and Conversions or Continuations of
                Loans. . . . . . . . . . . . . . . . . . . . .. . . . .
2.10  Mandatory Prepayments. . . . . . . . . . . . . . . . . . . . . . .

Section 3.  Payments of Principal and Interest . . . . . . . . . . . . .
3.01  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . ..
3.02  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..

Section 4.  Payments; Pro Rata Treatment; Computations;
                Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .
4.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
4.02  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . .
4.03  Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . .
4.04  Non-Receipt of Funds by the Administrative Agent . . . . . . .
4.05  Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . .  .
4.06  Minimum Amounts. . . . . . . . . . . . . . . . . . . . . . . . .
4.07  Certain Notices. . . . . . . . . . . . . . . . . . . . . . . . .

Section 5.  Yield Protection and Illegality. . . . . . . . . . . . . . . .
5.01  Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . .
5.02  Limitation on Types of Loans . . . . . . . . . . . .
5.03  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
5.04  Base Rate Loans Pursuant to Sections 5.01 and 5.03 . . . . . . . . .
5.05  Compensation . . . . . . . . . . . . . . . . . . . .

Section 6.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . .
6.01  Initial Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . .
6.02  Subsequent Loans . . . . . . . . . . . . . . . . . .
6.03  Conditions Precedent to the Loans from the Merger Effective
                Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .
6.04  Initial and Subsequent Loans . . . . . . . . . . . . . . . . . . . ..

Section 7.  Representations and Warranties . . . . . . . . . . . . . . . . .
7.01  Corporate Existence. . . . . . . . . . . . . . . . . . . . . . . . . .
7.02  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . .
7.03  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
7.04  No Breach. . . . . . . . . . . . . . . . . . . . .
7.05  Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . .
7.06  Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
7.07  Use of Proceeds, Etc.. . . . . . . . . . . . . . . . . . . . . . . . .
7.08  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
7.09  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
7.10  Funded Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
7.11  Properties . . . . . . . . . . . . . . . . . . . .
7.12  Environmental Matters. . . . . . . . . . . . . . .  . . . . . . . .
7.13  True and Complete Disclosure . . . . . . . . . . . . . . . . . . . .
7.14  Offer to Purchase. . . . . . . . . . . . . . . . .  . . . . . . . . .
7.15  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
7.16  Acquisition Intangibles. . . . . . . . . . . . . .  . . . . . . . .

Section 8.  Covenants of the Company . . . . . . . . . . . . . . . . . .
8.01  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .
8.02  Existence, Payment of Taxes, ERISA, Etc. . . . . . . . . . . . . . .
8.03  Notice of Litigation . . . . . . . . . . . . . . . . . . . . . . . .
8.04  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
8.05  Access to Books and Properties . . . . . . . . . . . . . . . . . . .
8.06  Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . .
8.07  Sale, Lease, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . .
8.08  Maintenance of Shareholders' Equity. . . . . . . . . . . . . . . ..
8.09  Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . .
8.10  Acquisition of Assets. . . . . . . . . . . . . . . . . . . . . . .
8.11  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . .
8.12  Loans and Investments. . . . . . . . . . . . . . . . . . . . . . .
8.13  Limitation on Funded Debt. . . . . . . . . . . . . . . . . . . . .
8.14  Limitation on Subsidiary Debt. . . . . . . . . . . . . . . . . . .
8.15  Interest Coverage Ratio. . . . . . . . . . . . . . . . . . . . . .
8.16  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .
8.17  Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .
8.18  Purchaser Indebtedness . . . . . . . . . . . . . . . . . . . . . .
8.19  Merger, Control, Etc.. . . . . . . . . . . . . . . . . . . . . . .
8.20  Interest Rate Protection Agreements. . . . . . . . . . . . . . . .

Section 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . .

Section 10.  The Administrative Agent. . . . . . . . . . . . . . . . .
10.01  Appointment, Powers and Immunities. . . . . . . . . . . . . . . .
10.02  Reliance by Administrative Agent. . . . . . . . . . . . . . . . .
10.03  Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . .
10.04  Rights as a Bank. . . . . . . . . . . . . . . . . . . . . . . . .
10.05  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .
10.06  Non-Reliance on Administrative Agent and other Banks. . . . . .  .
10.07  Failure to Act. . . . . . . . . . . . . . . . . . . . . . . . .  .
10.08  Resignation or Removal of Administrative Agent. . . . . . . . .  .
10.09  Consents under Other Credit Documents . . . . . . . . . . . . . .
10.10  Co-Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .
11.01  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..
11.02  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
11.03  Expenses, Etc.. . . . . . . . . . . . . . . . . . . .
11.04  Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . .
11.05  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . ..
11.06  Assignments and Participations. . . . . . . . . . . . . . . . . . .
11.07  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .
11.08  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
11.09  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .
11.10  Governing Law; Submission to Jurisdiction; Waiver of
                Trial. . . . . . . . . . . . . . . . . . . . . . . . . .
11.11  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . .
11.12  Cancellation of Existing Northrop Credit Agreement. . . . . . . . .
11.13  Amendment Effective Date. . . . . . . . . . . . . . . . . . . . .  .

SCHEDULE I   - Commitments
SCHEDULE II  - Refinanced Indebtedness
SCHEDULE III - Litigation

EXHIBIT A-1  - Form of Term Note
EXHIBIT A-2  - Form of Revolver Note
EXHIBIT A-3  - Form of Competitive Bid Note
EXHIBIT B-1  - Form of Opinion of Sheppard, Mullin, Richter &
                 Hampton, Special Counsel to the Company
EXHIBIT B-2  - Form of Opinion of Gibson, Dunn & Crutcher,
                 Special Counsel of the Company
EXHIBIT B-3 - Form of Opinion of General Counsel of the Company EXHIBIT B-4 - Form of Opinion of Sheppard, Mullin, Richter &
                 Hampton, Special Counsel to the Company
EXHIBIT B-5  - Form of Opinion of Gibson, Dunn & Crutcher,
                 Special Counsel to the Company
EXHIBIT B-6  - Form of Opinion of General Counsel of Grumman
EXHIBIT C    - Form of Opinion of Milbank, Tweed, Hadley &
                 McCloy Special New York Counsel to the Banks
EXHIBIT D    - Form of Confidentiality Agreement
EXHIBIT E    - Form of Pledge Agreement
EXHIBIT F    - Form of Subsidiary Guaranty

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 15, 1994, as amended and restated as of April 18, 1994, among:
NORTHROP CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and permitted assigns, the "Company"); each of the banks that is a signatory hereto (together with its successors and permitted assigns, individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL
ASSOCIATION), as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Company, certain of the Banks and the Administrative Agent are party to the Credit Agreement dated as of April 15, 1994 (as in effect immediately prior to the amendment effective date referred to in Section 11.13 hereof, the "Original Credit Agreement"). The parties hereto wish to amend and restate the Original Credit Agreement for the purpose, among others, of adding additional Banks. Accordingly, the parties hereto hereby agree to amend and restate the Original Credit Agreement so that, as amended and restated, it reads in its entirety as herein provided.

            Section 1.  Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

"Acquisition" shall mean the acquisition directly or indirectly by the Company of all of the Shares pursuant to the Tender Offer, the Merger and otherwise.

"Acquisition Intangibles" shall mean assets arising out of the Acquisition that should, in accordance with GAAP, be classified as intangibles, including but not limited to goodwill, patents, franchises, trade-marks, tradenames, copyrights and other Acquisition intangibles.

"Additional Tender Offer Documents" shall mean all amendments and exhibits to, and documents related to, the Tender Offer Documents filed directly or indirectly by the Company with the SEC under the Exchange Act, or distributed by the Company to the stockholders of Grumman, in each case to the extent delivered to the Banks after the date of this Agreement and shall include any Merger Documents delivered to the Banks after the date of this Agreement.

"Applicable Facility Fee Rate" with respect to the Revolving Credit Commitments, and "Applicable Margin" for each Type of Syndicated Loan, shall mean: (a) during the period from the date of this Agreement to but excluding the date on which the Administrative Agent shall have received (i) the financial statements described in Section 8.01(b) hereof for the Company's fiscal quarter ended June 30, 1994 and (ii) the certificate required to be delivered under Section 8.01(h) hereof, the Applicable Facility Fee Rate shall be 0.2500%, the Revolving Loan Applicable Margin for Base Rate Loans shall be 0% and for Eurodollar Loans shall be 0.5000% and the Term Loan Applicable Margin for Base Rate Loans shall be 0% and for Eurodollar Loans shall be 0.7500%, (b) during the period from the date on which the Administrative Agent shall have received the financial statements and the certificate referred to in clause (a) above to December 31, 1994, the respective rates set forth opposite the range of the Leverage Ratio set forth below which encompasses the Leverage Ratio set forth in such certificate and (c) during each Quarterly Period occurring after December 31, 1994, provided that the Administrative Agent shall have received (i) the financial statements described in Section 8.01 hereof as at and for the fiscal period ending on the preceding Quarterly Date and (ii) the certificate required to be delivered under Section 8.01(h) hereof, the respective rates set forth below opposite the range of the Leverage Ratio set forth below which encompasses the Leverage Ratio set forth in such certificate delivered under
Section 8.01(h) hereof (provided, further, that if the Company shall fail to deliver such financial statements and certificate, the "Applicable Facility Fee Rate" with respect to the Revolving Credit Commitments, and the "Applicable Margin" for each Type of Syndicated Loan, during such Quarterly Period shall be determined as if the relevant Leverage Ratio were greater than 65%):

                    Revolving Credit Commitments   Term Loan Commitments
                               Applicable Margin     Applicable Margin
                   Applicable
Range of           Facility   Base Rate  Eurodollar  Base Rate Eurodollar
Leverage Ratio     Fee Rate      Loan       Loan       Loan       Loan


Greater than        0.2500%       0%       0.5000%      0%       0.7500%
or equal to 65%

Less than 65%       0.2000%       0%       0.4250%      0%       0.6250%
but greater than
or equal to 55%

Less than 55%       0.2000%       0%       0.3750%      0%       0.5750%
but greater than
or equal to 45%

Less than 45%       0.1875%       0%       0.3000%      0%       0.4875%
but greater than
or equal to 30%

Less than 30%       0.1250%       0%       0.2500%      0%       0.3750%


provided that, if the Company receives a rating of the Company's senior unsecured long term public debt from Moody's Investors Service, Inc. (or any successor thereto) and/or Standard & Poor's Corporation (or any successor thereto), then during any such period that neither of such ratings are Baa3 and BBB-, respectively, or above, the Applicable Facility Fee Rate shall be 0.2500% and the Applicable Margin for Eurodollar Loans shall be 0.7500% for Revolving Loans and 1.0000% for Term Loans.

"Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

"Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

"Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

"Base Rate Loans" shall mean Syndicated Loans which bear interest at rates based upon the Base Rate.

"Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and, where such term is used in the definition of "Quarterly Date" in this
Section 1.01 or if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Bid Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period for a Eurodollar Loan or a LIBOR Bid Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

"Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of the Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

"Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Cash Flow" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:
(a) operating margin (net sales minus cost of sales) for such period plus (b) depreciation, amortization and any other non-cash expense items (to the extent deducted in determining operating margin) for such period minus (c) any non-cash income items (to the extent included in determining operating margin) for such period.

"Chase" shall mean The Chase Manhattan Bank (National
Association).

"Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

"Competitive Bid Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

"Competitive Bid Loan Limit" shall have the meaning assigned to such term in Section 2.03(c) hereof.

"Competitive Bid Loans" shall mean the loans provided for by
Section 2.03 hereof.

"Competitive Bid Margin" shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.

"Competitive Bid Notes" shall mean the promissory notes provided by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

"Competitive Bid Quote" shall mean an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.03(c) hereof.

"Competitive Bid Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

"Competitive Bid Rate" shall have the meaning assigned to such term in Section 2.03(c)(ii)(D) hereof.

"Consolidated Financial Statements" shall mean, for any fiscal period, the unaudited consolidated statement of financial position as at the last day of such fiscal period and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows, together with the supporting consolidating statements of financial position and income for the corporate office and principal operating centers in substantially the form of the Consolidated Financial Statements of the Company and Subsidiaries dated December 31, 1993 heretofore delivered to the Banks.

"Consolidated Net Income Available for Restricted Payments" shall mean an amount equal to (i) the sum of $225,000,000 plus 80% (or minus 100% in case of consolidated net loss) of Net Income for the period (taken as one accounting period) commencing January 1, 1994 and terminating on the Quarterly Date immediately preceding the date of any proposed Restricted Payment, less (ii) the sum of
(A) the aggregate amount of all dividends (except stock dividends) and other distributions paid or declared by the Company on any class of its stock on and after January 1, 1994 and (B) the excess (if any) of the aggregate amount expended, directly or indirectly, on and after January 1, 1994 for the redemption, purchase or other acquisition of any shares of its stock, over the aggregate amount received on and after said date as the net cash proceeds of the sale of any shares of its stock.

"Consolidated Shareholders' Equity" shall mean the shareholders' equity of the Company and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).


"Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next
Interest Period.

"Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Syndicated Loans into another Type of Syndicated Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

"Credit Documents" shall mean this Agreement, the Notes, the Pledge Agreement and the Subsidiary Guaranty.

"Credit Party" shall mean the Company and the Subsidiary
Guarantor.

"date hereof" and "date of this Agreement" shall mean April 15, 1994.

"default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

"Documents" shall mean the Credit Documents and the Transaction
Documents.

"Dollars" and "$" shall mean lawful money of the United States of America.

"Equity Issuance" shall mean (a) any issuance or sale (including, without limitation, issuance or sale as a result of a conversion or exchange of debt securities) by the Company or any of the Subsidiaries of (i) any capital stock or any warrants, options or rights exercisable in respect of capital stock, including any capital stock issued upon the exercise of any such warrants, options or rights (other than any capital stock, warrants, options or rights issued to directors, officers or employees of the Company or any of the Subsidiaries pursuant to employee benefit plans, stock option plans or long-term incentive plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants, options or rights) or (ii) any other security or instrument representing an equity interest in the Company or any of the Subsidiaries or (b) the receipt by the Company or any of the Subsidiaries of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include
(x) any such issuance or sale by any Subsidiary to the Company or any Wholly-Owned Subsidiary or (y) any capital contribution by the Company or any Wholly-Owned Subsidiary to any Subsidiary. ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.


"Eurodollar Loans" shall mean Syndicated Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Base Rate" in this Section 1.01.

"Event of Default" shall have the meaning assigned to such term in Section 9 hereof. Exchange Act" shall mean the Securities Exchange Act of 1934, together with the Rules and Regulations of the SEC thereunder, as amended.

"Existing Grumman Credit Agreements" shall mean the Restated Credit Agreement dated February 26, 1993 that provides a revolving facility up to $200,000,000 during the three year period ending February 25, 1996 and a short-term credit facility effective April 1, 1993, expiring on June 30, 1994 providing an additional $100,000,000.

"Existing Northrop Credit Agreement" shall mean the Credit Agreement dated as of January 7, 1994 among the Company, the banks party thereto and The Chase Manhattan Bank (National Association), as agent, as amended, supplemented and otherwise modified and in effect from time to time.

"Facility" shall mean the Revolving Credit Facility and the Term
Loan Facility.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Administrative Agent.

"Fees" shall mean commitment fees and facility fees payable pursuant to Section 2.05 hereof.

"Final Risk-Based Capital Guidelines" shall mean (a) the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A and 12 C.F.R. Part 225, Appendix A) and (b) the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency, and any successor or supplemental regulations (12 C.F.R. Part 3, Appendix A), and any successor regulations, in each case, as amended, supplemented and otherwise modified and in effect from time to time.

"Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan for any Interest Period therefor, the arithmetic mean (rounded, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rate per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan or LIBOR Bid Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Fixed Rate Loans during any Interest Period therefor, the Fixed Base Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loan during such Interest Period. In determining the Fixed Base Rate with respect to any LIBOR Bid Loan, each Reference Bank shall be deemed to have made a LIBOR Bid Loan in an amount equal to $10,000,000. If any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Administrative Agent shall determine such Fixed Base Rate on the basis of information timely furnished by the remaining Reference Banks.

"Fixed Rate" shall mean for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Fixed Base Rate for such Loan for such Interest Period for such Loan.

"Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" herein and
Section 5 hereof, LIBOR Bid Loans.

"Fully Diluted Basis" shall mean, with respect to the Shares, on a "fully diluted basis" as such term is used in the Tender Offer
Documents.

"Funded Debt" shall mean any obligation of the Company or any Subsidiary for borrowed money or the purchase price of property which is shown on the financial statements as a liability, including (a) Capital Lease Obligations and (b) obligations which are deemed Funded Debt under Section 8.09 hereof but excluding
(i) items customarily reflected as current liabilities and classified as other than debt (it being understood that progress payments, trade accounts payable, obligations under leases which are not capitalized leases and income taxes payable are excluded from "Funded Debt" under this definition) and (ii) deferred income taxes.

"GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for the purposes of determining compliance with this Agreement.

"Government" shall mean the United States of America or any department or agency thereof.

"Grumman" shall mean Grumman Corporation, a New York corporation and the corporation surviving the Merger.

"Intercompany Loan" shall have the meaning assigned to such term in Section 2.01.B(a) hereof.

"Intercompany Note" shall have the meaning assigned to such term in Section 2.01.B(c) hereof.

"Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) the sum of (i) Cash Flow for the period of four (or, if less, the number of full fiscal quarters of the Company since the Tender Offer Closing Date) consecutive fiscal quarters of the Company ending on or most recently ended prior to such date minus
(ii) Capital Expenditures during such period to (b) Interest Expense for such period.

"Interest Expense" shall mean, for any period, the sum, for the Company and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:
(a) all interest in respect of Funded Debt (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus
(b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period) minus (c) all interest income accrued during such period (whether or not actually received during such period).

"Interest Period" shall mean:

(a) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or (with the consent of all Banks) twelfth calendar month thereafter, as the Company may select as provided in Section 2.02 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

(b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business
Day up to and including 360 days thereafter, as the Company may select as provided in Section 2.03(b) hereof.

(c) With respect to any LIBOR Bid Loan, the period commencing on the date such LIBOR Bid Loan is made and ending on the numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter, as the Company may select as provided in Section 2.03(b) hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period for Revolving Loans may end after the Revolving Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans or LIBOR Bid Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period for any Eurodollar Loans or LIBOR Bid Loans shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

"Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

"Leverage Ratio" shall mean, at any time, the ratio of (a) the aggregate amount (determined without duplication on a consolidated basis) of all Funded Debt outstanding at such time to (b) the sum of (i) Consolidated Shareholders' Equity at such time plus (ii) all Funded Debt outstanding at such time.

"LIBO Rate" shall mean, for any LIBOR Bid Loan, a rate per annum determined by the Administrative Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this
Section 1.01 for the Interest Period for such Loan.

"LIBOR Auction" shall mean a solicitation of Competitive Bid
Quotes setting forth Competitive Bid Margins based on the LIBO
Rate pursuant to Section 2.03 hereof.

"LIBOR Bid Loans" shall mean Competitive Bid Loans the interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

"Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

"Loans" shall mean Competitive Bid Loans and Syndicated Loans.

"Majority Banks" shall mean Banks holding more than 50% of the aggregate amount of (a) the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, the sum of (i) the aggregate unpaid principal amount of the Revolving Loans plus (ii) the aggregate unpaid principal amount of the Competitive Bid Loans plus (b) the Term Loan Commitments or, if the Term Loan Commitments shall have terminated, the aggregate principal amount of the Term Loans.

"Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, (b) the consummation of the Tender Offer or the Merger,
(c) the ability of any Credit Party to perform its obligations under any of the Credit Documents to which it is a party, (d) the validity or enforceability of any of the Credit Documents,
(e) the rights and remedies of the Banks and the Administrative Agent under any of the Credit Documents or (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

"Material Subsidiary" shall mean, at any time, any Subsidiary if, at such time, such Subsidiary would qualify as a "significant subsidiary" under Regulation S-X of the SEC as in effect on the date hereof.

"Maximum Price Per Share" shall mean $62 or such higher price as may be agreed to by all of the Banks.

"Merger" shall mean the merger pursuant to the Merger Agreement of the Purchaser with and into Grumman, with Grumman as the survivor.

"Merger Agreement" shall mean the Agreement and Plan of Merger dated as of April 3, 1994 among the Company, the Purchaser and Grumman providing for the Merger, together with such amendments, modifications and supplements prior to the Merger Effective Date as are satisfactory in form and substance to the Majority Banks.

"Merger Documents" shall mean all agreements and instruments, including the Merger Agreement, the certificate of Merger, the Proxy Statement and any other document or information sent by the Company, the Purchaser or Grumman to Grumman's stockholders generally or filed with the SEC under the Exchange Act in respect of the Merger, effecting, evidencing or governing the Merger, in the form delivered to the Banks pursuant to Section 6.01(j) and
(k) hereof and as the same may be subsequently amended, modified or supplemented in accordance with the provisions thereof and hereof.

"Merger Effective Date" shall mean the date on which the Merger shall become effective.

"Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

"Net Income" shall mean, for the Company and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for any fiscal period, an amount equal to the consolidated net income of the Company and the Subsidiaries for such fiscal period.

"Notes" shall mean Syndicated Notes and the Competitive Bid
Notes.

"Offer to Purchase" shall mean the Offer to Purchase dated March 14, 1994 issued in connection with the Acquisition, as amended and supplemented prior to the date of this Agreement and as further amended, modified or supplemented as provided in Section 6.01(k) hereof or otherwise with the consent of all of the Banks.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

"Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

"Pledge Agreement" shall mean a Pledge and Security Agreement, substantially in the form of Exhibit E hereto, between the Company and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

"Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Company under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin (if any) (provided that, if such amount in default is principal of a Eurodollar Loan or a Competitive Bid Loan and the due date is a day other than the last day of the Interest Period therefor, the

"Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate otherwise provided in this definition).

"Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

"Principal Office" shall mean the principal office of Chase, located on the date of this Agreement at 1 Chase Manhattan Plaza, New York, New York 10081.

"Principal Payment Dates" shall mean the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with September 30, 1994 through and including March 31, 1999.

"Projections" shall have the meaning provided in Section 7.02(d) hereof.

"Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

"Proxy Statement" shall have the meaning assigned to such term in the Merger Agreement.

"Purchaser" shall mean Northrop Acquisition, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company, which was created by the Company to effect the Acquisition.

"Quarterly Dates" shall mean the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

"Quarterly Period" shall mean the period from and including one
Quarterly Date to but excluding the next succeeding Quarterly
Date.

"Quotation Date" shall have the meaning assigned to such term in
Section 2.03(b) hereof.

"Reference Banks" shall mean Chase, Chemical Bank, Bank of
America National Trust and Savings Association and Morgan
Guaranty Trust Company of New York (or their Applicable Lending
Offices, as the case may be).

"Refinanced Indebtedness" shall mean (i) the indebtedness of the Company set forth in Part A of Schedule II hereto, which may be refinanced with the proceeds of Loans hereunder and
(ii) indebtedness of Grumman set forth in Part B of Schedule II hereto, which may be refinanced with the proceeds of Loans hereunder.

"Regulation A", "Regulation D", "Regulation T", "Regulation U" and "Regulation X" shall mean, respectively, Regulation A, Regulation D, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

"Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"Required Shares" shall mean, as at any date of determination thereof, the number of Shares on a Fully Diluted Basis sufficient under the certificate of incorporation of Grumman (in effect on such date), without the vote of any other shares of capital stock of Grumman, to approve and adopt the Merger Agreement.

"Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan or LIBOR Bid Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or LIBOR Bid Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" or "LIBO Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans or LIBOR Bid Loans.

"Restatement Date" shall mean April 18, 1994.

"Restricted Payment" shall mean any dividend (other than dividends payable solely in stock of the Company) or any other distribution with respect to any stock of the Company, whether now or hereafter outstanding, or any payment on account of the purchase, acquisition, redemption or other retirement, directly or indirectly, of any shares of such stock.

"Revolving Commitment Termination Date" shall mean the Quarterly
Date falling on or nearest to March 31, 1999.

"Revolving Credit Banks" shall mean (a) on the Restatement Date, the Banks having Revolving Credit Commitments in Schedule I hereto and (b) thereafter, the Banks from time to time holding Revolving Loans and/or Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

"Revolving Credit Commitment" shall mean, for each Revolving Credit Bank, the obligation of such Bank to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on Schedule I hereto under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $600,000,000.

"Revolving Credit Facility" shall mean the Facility constituted by the Revolving Credit Commitments.

"Revolving Loans" shall mean the loans provided for by Section
2.01.A(b) hereof, which may be Base Rate Loans and/or Eurodollar
Loans.

"Revolving Notes" shall mean the promissory notes provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

"Rights" shall mean the preferred stock purchase rights issued by Grumman pursuant to the Rights Agreement dated as of February 28, 1988 as amended as of March 6, 1994 between Grumman and The Bank of New York, as Rights Agent as at any time or from time to time amended on or before the Tender Offer Closing Date.

"SEC" shall mean the Securities and Exchange Commission or any successor thereto.

"Securities Act" shall mean the Securities Act of 1933, together with the Rules and Regulations of the SEC thereunder, as amended.

"Set Rate Auction" shall mean a solicitation of Competitive Bid
Quotes setting forth Competitive Bid Rates pursuant to
Section 2.03 hereof.

"Set Rate Loans" shall mean Competitive Bid Loans the interest rates on which are determined on the basis of Competitive Bid
Rates pursuant to a Set Rate Auction.

"Shares" shall mean shares of common stock, par value $1.00 per share, of Grumman, together with the associated Rights.

"Subsidiary" shall mean any corporation of which outstanding shares of stock of such corporation having by the terms thereof ordinary voting power to elect (whether immediately or ultimately) a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries or by the Company and one or more of the Subsidiaries. "Wholly-Owned Subsidiary" shall mean any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled.

"Subsidiary Guarantor" shall mean the Purchaser prior to the Merger Effective Date and Grumman on and after the Merger
Effective Date.

"Subsidiary Guaranty" shall mean a guarantee agreement substantially in the form of Exhibit F hereto between the Subsidiary Guarantor and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

"Syndicated Loans" shall mean the loans provided for by
Section 2.01 hereof.

"Syndicated Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

"Tender Offer" shall mean the tender offer commenced by the Purchaser pursuant to the Offer to Purchase.

"Tender Offer Closing Date" shall mean the date the Purchaser makes the initial payment for Shares purchased pursuant to the Tender Offer.

"Tender Offer Documents" shall mean the Offer to Purchase, the
Schedule 14D-1 filed by the Purchaser, the Schedule 14D-9 filed by Grumman with respect to the Offer to Purchase and all amendments and exhibits thereto and related documents filed with the SEC or distributed to the stockholders of Grumman, in each case prior to the date of this Agreement, and shall, in any event, include any Merger Documents delivered to the Banks prior to the date of this Agreement.


"Tender Offer Expiration Date" shall mean April 15, 1994, unless and until the Purchaser shall have extended the period of time for which the Tender Offer is open, in which event "Tender Offer Expiration Date" shall mean the latest date on which the Tender Offer, as so extended by the Purchaser, shall expire.

"Term Loan Banks" shall mean (a) on the Restatement Date, the Banks having Term Loan Commitments in Schedule I hereto and
(b) thereafter, the Banks from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

"Term Loan Commitment" shall mean, for each Term Loan Bank, the obligation of such Bank to make one or more Term Loans in an aggregate amount up to but not exceeding the amount set opposite the name of such Bank on Schedule I hereto under the caption "Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Term Loan Commitments is $2,200,000,000.

"Term Loan Commitment Termination Date" shall mean the earlier of
(i) the Merger Effective Date and (ii) the date 120 days after the Tender Offer Closing Date.

"Term Loan Facility" shall mean the Facility constituted by the Term Loan Commitments.

"Term Loans" shall mean the loans provided for by Section
2.01.A(a) hereof, which may be Base Rate Loans and/or Eurodollar
Loans.

"Term Notes" shall mean the promissory notes provided for by
Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

"Transaction Documents" shall mean the Tender Offer Documents, the Additional Tender Offer Documents and the Merger Documents.

"Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

"Vought Acquisition" shall mean the acquisition, directly or indirectly, of the shares of capital stock of Vought Aircraft
Inc. not owned, directly or indirectly, by the Company on the date hereof.

1.02  Accounting Terms and Determinations.

(a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest corresponding financial statements furnished to the Banks hereunder after the date hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with the provisions of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest corresponding annual or quarterly financial statements furnished to the Banks pursuant to
Section 8.01 hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02 hereof) unless
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof).

(b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under
Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above (which, in the case of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof) and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

(c) If, under the last sentence of paragraph (a) above, the Company or the Majority Banks shall object to determining compliance with the covenants contained herein based upon the latest financial statements delivered under Section 8.01 hereof, and if the Company and the Banks (or the Majority Banks, as the case may be) shall enter into an amendment or other modification of the covenants and other terms and conditions of this Agreement which, in their sole respective discretion, makes adequate adjustments for any material variation of the type described in clause (i) of Section 1.02(b) hereof, then neither the Company nor the Banks shall thereafter have any right to object to determining compliance with the covenants contained herein based upon said financial statements.

1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Competitive Bid Loan, a Revolving Loan, or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Bid Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

Section 2.  Commitments.

2.01  Syndicated Loans.

A. Availability. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make loans (each a "Syndicated Loan" and, collectively, the "Syndicated Loans") to the Company up to but not exceeding the amount of such Bank's Commitment under each of the Term Loan Facility and the Revolving Credit Facility, as set forth below:

(a) Term Loans. Syndicated Loans under the Term Facility shall be available at any time and from time to time from and after the second Business Day after the Tender Offer Expiration Date to and including the Term Loan Commitment Termination Date. Subject to the terms and conditions of this Agreement, during such period, Term Loans may, at the option of the Company, be borrowed and maintained as, and/or Converted into, Base Rate Loans or Eurodollar Loans; provided that until the date three Business Days after the Tender Offer Closing Date, all Term Loans must be Base Rate Loans.

(b) Revolving Loans. Syndicated Loans under the Revolving Credit Facility shall be available at any time and from time to time from and after the making of the initial Term Loans to and including the Revolving Commitment Termination Date. Subject to the terms and conditions of this Agreement, during such period, Revolving Loans may be borrowed, repaid and reborrowed and may, at the option of the Company, be borrowed and maintained as, and/or Converted into, Base Rate Loans or Eurodollar Loans; provided that until the date three Business Days after the Tender Offer Closing Date, all Revolving Loans must be Base Rate Loans. Notwithstanding the foregoing, no Revolving Loan shall be made if the sum of (i) such Revolving Loan (together with all other Revolving Loans and Competitive Bid Loans to be made on the same day as such Revolving Loan), plus (ii) the aggregate principal amount of all outstanding Competitive Bid Loans, plus (iii) the aggregate principal amount of all outstanding Revolving Loans exceeds the aggregate amount of the Revolving Credit Commitments at such time.


B.          Use of Proceeds.

(a) Term Loans. The proceeds of the Term Loans may be used by the Company solely: (1) to make capital contributions, and, subject to Section 2.01.B(c) below, to make loans, to the Subsidiary Guarantor (each such loan an "Intercompany Loan" and collectively the "Intercompany Loans") to (i) finance the purchase of Shares pursuant to the Tender Offer and, after the Tender Offer Closing Date, to acquire additional Shares through private purchases, market transactions, tender or exchange offers or otherwise, subject to any applicable legal restrictions, in each case at a per share purchase price not in excess of the Maximum Price Per Share, (ii) fund the Exchange Fund (as defined in the Merger Agreement) in order to pay to holders of then outstanding Shares (other than (x) Shares held in Grumman's treasury or by any of Grumman's subsidiaries, (y) Shares held by the Company, the Purchaser and any other Subsidiary and (z) Shares held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 623 of the New York Business Corporation Law) the cash to which they become entitled under the Merger Agreement upon the Merger Effective Date, in each case at a per share amount not in excess of the Maximum Price Per Share and (iii) refinance Refinanced Indebtedness of Grumman on the Merger Effective Date; (2) to refinance Refinanced Indebtedness of the Company; and (3) to pay reasonable costs and expenses related to the Acquisition.

(b) Revolving Loans. The proceeds of the Revolving Loans will be used in compliance with all applicable legal and regulatory requirements, including (without limitation) Regulations U and X, the Securities Act and the Exchange Act.

(c) Intercompany Loans. Intercompany Loans shall be evidenced by a single promissory note (the "Intercompany Note"), in form and substance satisfactory to the Administrative Agent. The aggregate unpaid principal amount of Intercompany Loans may not exceed $1,300,000,000 at any one time outstanding. To the extent that the making of any Intercompany Loan would prevent the Company, from and after the Merger Effective Date, from making the representations contained in Section 7.02(c) hereof, the Company shall instead make capital contributions to the Purchaser and Grumman. The Company agrees that, from and after the Merger Effective Date, each payment by the Subsidiary Guarantor under the Subsidiary Guaranty shall (i) reduce pro tanto first the obligations of the Subsidiary Guarantor in respect of the Intercompany Loans and then obligations of the Subsidiary Guarantor in respect of other indebtedness owing by the Subsidiary Guarantor to the Company and (ii) when there are no longer any such obligations, constitute an investment in the equity capital of the Company by the Subsidiary Guarantor.

2.02 Borrowings of Syndicated Loans. The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing of Syndicated Loans hereunder as provided in Section 4.07 hereof. Not later than 1:00 p.m. New York time on the date specified for each Syndicated Loan borrowing hereunder, each Bank shall make available the amount of the Syndicated Loan to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

2.03  Competitive Bid Loans.

(a) In addition to borrowings of Revolving Loans, at any time and from time to time on and after the Merger Effective Date and prior to the Revolving Commitment Termination Date the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Competitive Bid Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Competitive Bid Loans may be LIBOR Bid Loans or Set Rate Loans (each a "Type" of Competitive Bid Loan), provided that:

(i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term
"Interest Period" shall be deemed to be different Interest
Periods even if they are coterminous); and

(ii)  the aggregate principal amount of all Competitive Bid
Loans, together with the aggregate principal amount of all Revolving Loans, at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments at such time.

(b) When the Company wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice (a "Competitive Bid Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement), specifying:

(i)  the proposed date of such borrowing (a "Competitive Bid
Borrowing"), which shall be a Business Day;

(ii) the aggregate amount of such Competitive Bid Borrowing, which shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof, but shall not cause the limits specified in
Section 2.03(a) hereof to be violated;

(iii)  the duration of the Interest Period applicable thereto;

(iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Rate;

(v) if the Competitive Bid Quotes requested are to set forth a Competitive Bid Rate, the date on which the Competitive Bid Quotes are to be submitted (which may not be earlier than the Business Day next succeeding the date of the Competitive Bid Quote Request) if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date" and if no such date is specified, the Quotation Date is the proposed date of borrowing); and

(vi) the aggregate principal amount of all Competitive Bid Loans and Revolving Loans outstanding at the date of such Competitive
Bid Quote Request.

The Company may request offers to make Competitive Bid Loans with both Competitive Bid Margins and Competitive Bid Rates, and with different Interest Periods, in a single request; provided that
(aa) the request for each separate Type and maturity shall be deemed to be a separate Competitive Bid Quote Request for a separate Competitive Bid Borrowing and (bb) the Company may not make more than 5 Competitive Bid Quote Requests at the same time. Except as otherwise provided in the preceding sentence, no Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement) of any other Competitive Bid Quote Request.

(c) (i) Each Bank may submit a Competitive Bid Quote containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period and/or Type of Competitive Bid Loan, such Bank may make a single submission containing a separate offer for each such Interest Period and for each such Type and each such separate offer shall be deemed to be a separate Competitive Bid Quote. Each Competitive Bid Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement); provided that any Competitive Bid Quote submitted by Chase (or its Applicable Lending Office) may be submitted, and may only be submitted, if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

(ii)  Each Competitive Bid Quote shall specify:

(A) the proposed date of borrowing and the Interest Period therefor;

(B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the unused Revolving Credit Commitment of the quoting Bank, (y) shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof and (z) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested;

(C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

(D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan; and

(E)  the identity of the quoting Bank.

No Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made; provided that the submission by any Bank containing more than one Competitive Bid Quote may be conditioned on offers contained in such submission not being accepted to the extent that it would result in such Bank making Competitive Bid Loans pursuant thereto in excess of a specified aggregate amount (the "Competitive Bid Loan Limit").

(d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:15 a.m. New York time) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Competitive Bid Quote is submitted, notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with
Section 2.03(c) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which offers have been received and (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Competitive Bid Quote).

(e) Not later than (x) 11:00 a.m. New York time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 11:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree with notice by the Administrative Agent to the Banks of such agreement), the Company shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (and the failure by the Company to notify the Administrative Agent of its acceptance of an offer as provided above shall be deemed to be nonacceptance by the Company of such offer), and the Administrative Agent shall promptly notify each affected Bank.
In the case of acceptance, such notice by the Administrative Agent shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the lowest and highest Competitive Bid Margins and Competitive Bid Rates that were accepted for each Interest Period. The Company may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part from any Bank shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof); provided that:

(i)  the aggregate principal amount of each Competitive Bid
Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

(ii)  the aggregate principal amount of each Competitive Bid
Borrowing shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof, but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

(iii) acceptance of offers may only be made in ascending order of Competitive Bid Margins or Competitive Bid Rates, as the case may be, in each case beginning with the lowest rates so offered;

(iv)  the Company may not accept any offer if the Administrative
Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof); and

(v)  the aggregate principal amount of each Competitive Bid
Borrowing from any Bank may not exceed any applicable Competitive
Bid Loan Limit of such Bank.

If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in integral multiples of $5,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

(f) Any Bank whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at the Principal Office in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

(g)  Except for the purpose and to the extent expressly stated in
Section 2.04(a) hereof, the amount of any Competitive Bid Loan made by any Bank shall not constitute a utilization of such Bank's Revolving Credit Commitment.

2.04  Changes of Commitments.

(a) Voluntary Reduction of Commitments. The Company shall have the right to terminate or reduce the unused amount of the Commitments (solely for which purpose the amount of any Competitive Bid Borrowing shall be deemed to be a pro rata (based upon Commitments) utilization of each Bank's Revolving Credit Commitment) at any time or from time to time upon not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Banks) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

(b) Termination of Commitments. The Commitments shall terminate at the close of business on the sixth Business Day after the Tender Offer Expiration Date unless the Tender Offer Closing Date has occurred on or before such date. Otherwise (i) the Revolving Credit Commitments shall terminate on the Revolving Commitment Termination Date and (iii) the Term Loan Commitments shall terminate on the Term Loan Commitment Termination Date.

(c) No Reinstatement. Commitments once terminated or reduced may not be reinstated.

(d) Bank Replacement. If any Bank requests compensation pursuant to Section 5.01 hereof (other than compensation requested under Section 5.01(e) hereof), the Company may, so long as no Default shall have occurred and be continuing, require that such Bank transfer all or a portion of its rights and obligations (including, without limitation, its Loans and Commitments) as a "Bank" under this Agreement and such Bank's Notes to one or more banks (such bank or banks being herein referred to as the "Replacement Bank(s)") identified by the Company in a notice (the "Replacement Notice") to the Administrative Agent (which shall promptly notify the affected Bank) specifying the date on which such transfer is to occur and whether all or a portion of said rights and obligations are proposed to be transferred, which notice shall be given not less than 10 Business Days prior to the date on which such transfer is to occur; provided that no such transfer shall be made unless (i) the Administrative Agent shall have consented to the identity of the Replacement Bank(s), which consent shall not be unreasonably withheld or delayed, (ii) the aggregate amount of compensation that would be requested by the Replacement Bank(s) under Section 5.01 hereof would be less than the aggregate amount of compensation requested by the affected Bank in respect of the rights and obligations proposed to be transferred, (iii) the Commitments proposed to be transferred to the Replacement Bank(s), together with the aggregate amount of the Commitments transferred pursuant to this Section 2.04(d) during the preceding period of 12 months shall not exceed 17.5% of the aggregate amount of the Commitments as in effect on the date of the proposed transfer and (iv) the amount of the Commitments proposed to be transferred to any Replacement Bank shall be at least $10,000,000 (or, if less than $10,000,000, the entire Commitments of the affected Bank). On the date of any transfer permitted under this Section 2.04(d), (x) the affected Bank shall sell, assign and transfer to the Replacement Bank(s), and the Replacement Bank(s) shall acquire and assume from the affected Bank, all (or the lesser portion specified in the Replacement Notice) of the rights and obligations of the affected Bank as a "Bank" under this Agreement and under the affected Bank's Notes (collectively, the "Transferred Interest") and
(y) the Company and/or the Replacement Bank(s) shall pay to the affected Bank an amount equal to all principal, interest, fees and other amounts then owing under this Agreement and the affected Bank's Notes in respect of the Transferred Interest (including, without limitation, any amounts which would be payable in respect of the Transferred Interest under Sections 5.01 and 5.05 hereof as if the affected Bank's Loans were being prepaid in full on such date), whereupon the Replacement Bank(s) shall become "Bank(s)" for all purposes of this Agreement having all the rights and obligations, including, without limitation, Commitment(s), under this Agreement of "Bank(s)" holding the Transferred Interest, and the obligations of the affected Bank in respect of the Transferred Interest shall terminate (provided that the obligations of the Company under Sections 5.01, 5.05 and 11.03 hereof to the affected Bank in respect of the Transferred Interest shall survive such transfer as provided in Section 11.07 hereof). If the Commitments of any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference Bank, as the case may be) shall terminate (other than pursuant to Section 9 hereof), such Reference Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall be only two Reference Banks remaining, then the Administrative Agent (after consultation with the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank.

2.05  Fees.

(a) The Company shall pay to the Administrative Agent for account of each Term Loan Bank a commitment fee on the daily average unused amount of such Bank's Term Loan Commitment for the period from and including the date of this Agreement to but excluding the earlier of the date such Term Loan Commitment is terminated or the Term Loan Commitment Termination Date at a rate per annum equal to 1/4 of 1% per annum. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the Term Loan Commitments are terminated or the Term Loan Commitment Termination Date.

(b) The Company shall pay to the Administrative Agent for account of each Revolving Credit Bank a facility fee on the daily average amount of such Bank's Revolving Credit Commitment (whether or not utilized) for the period from and including the date hereof to but excluding the earlier of the date such Commitment is terminated or the Revolving Commitment Termination Date at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated or the Revolving Commitment Termination Date.


(c) The Company shall pay to the Administrative Agent for the Administrative Agent's account a fee of $3,000 for each Competitive Bid Quote Request (for which purpose multiple Competitive Bid Quote Requests contained in a single request shall be deemed to be a single Competitive Bid Quote Request notwithstanding the provisions of the second sentence of
Section 2.03(b) hereof), such fees to be payable in arrears on the last Business Day of each month.

2.06 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending
Office for Loans of such Type.

2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.08  Notes.

(a)  The Syndicated Loans made by each Bank shall be evidenced
(i) if Term Loans, by a single promissory note of the Company in substantially the form of Exhibit A-1 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to its Term Loan Commitment and otherwise duly completed (each a "Term Note" and, collectively, the "Term Notes"), and
(ii) if Revolving Loans, by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to its Revolving Credit Commitment as originally in effect and otherwise duly completed (each a "Revolving Note" and collectively the "Revolving Notes"). The date, amount, Type and interest rate of each Term Loan and each Revolving Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the same, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure by such Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under such Note.

(b) The Competitive Bid Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-3 hereto, dated the Restatement Date, payable to such Bank and otherwise duly completed. The date, amount, Type, interest rate and maturity date of each Competitive Bid Loan made by any Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure by such Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under such Note.

(c) No Note may be subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's
Commitments, Loans and Notes pursuant to Sections 11.06(b) and
11.06(e) hereof.

2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Sections 4.06, 4.07 and 5.05 hereof, the Company shall have the right to prepay Syndicated Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.07 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; and (c) prepayments of the Term Loans shall be applied to the installments of the Term Loans in the direct order of their maturities. Competitive Bid Loans may not be prepaid (provided that this sentence shall not affect the Company's obligation to pay Loans pursuant to Section 9 hereof). Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default specified in Section 9(a) or 9(b)(i) hereof shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Syndicated Loan into a Eurodollar Loan, or to Continue any Syndicated Loan as a Eurodollar Loan, in which event all Syndicated Loans shall be Converted into (on the last day(s) of the respective Interest Periods therefor) or Continued as Base Rate Loans.

2.10  Mandatory Prepayments.

(a) Repayment of Intercompany Loans. The Company shall apply the proceeds of any repayment or prepayment of the principal of any Intercompany Loans (but not other indebtedness owing by the Subsidiary Guarantor to the Company) to the repayment or prepayment of the Term Loans; provided that any such payment on the Intercompany Loans shall be applied first to the installment of the Term Loans falling on or next succeeding (as the case may be) the date of such payment and thereafter pro rata to the remaining installments; and provided further that for these purposes conversion of the Intercompany Loans into equity shall not constitute a repayment of the principal of the Intercompany Loans.

(b) Funded Debt Incurrence. Upon the creation, incurrence or issuance by the Company or any of the Subsidiaries of any Funded Debt (other than the Loans), the Company shall, unless after giving effect to such Funded Debt and the proposed use of the proceeds thereof the Leverage Ratio would be less than 55%, prepay the Term Loans in an aggregate amount equal to the lesser of (i) 100% of all cash received by the Company and the Subsidiaries in respect of such Funded Debt (net of reasonable expenses incurred by the Company and the Subsidiaries in connection therewith) and (ii) an amount sufficient to reduce the Leverage Ratio to less than 55%, such prepayment to be applied pro rata to the remaining installments of the Term Loans.

Section 3.  Payments of Principal and Interest.

3.01  Repayment of Loans.

(a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank's Revolving Loans, and each Revolving Loan shall mature, on the Revolving Commitment Termination Date.

(b)  The Company hereby promises to pay to the Administrative
Agent for account of each Bank that makes any Competitive Bid
Loan the principal amount of such Competitive Bid Loan, and such Competitive Bid Loan shall mature, on the last day of the Interest Period for such Competitive Bid Loan.

(c) The Company hereby promises to pay to the Administrative Agent for account of the Banks the aggregate principal amount of the Term Loans in 19 consecutive quarterly installments payable on the Principal Payment Dates, each of the first 18 installments being in the aggregate amount of $110,000,000 and the last installment being in the aggregate amount of $220,000,000. If the Company does not borrow the full amount of the aggregate Term Loan Commitments on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

3.02 Interest. The Company will pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(a) during such period as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable
Margin (if any);


(b) during such period as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan for such Interest Period plus the Applicable Margin;

(c) if such Loan is a LIBOR Bid Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

(d) if such Loan is a Set Rate Loan, the Competitive Bid Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, the Company will pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and on any other amount payable by the Company hereunder or under the Note held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates,
(ii) in the case of a Eurodollar Loan or a Competitive Bid Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate
Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Bid Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Banks to which such interest is payable and the Company thereof.

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent). The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent shall distribute such payment to the Banks pro rata (based on the amounts then due and payable hereunder to the Banks) and each Bank may apply the portion of such payment received by it to such amounts then due and payable hereunder to such Bank as such Bank may determine). Each payment received by the Administrative Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, and, in the case of principal or interest on any Loan, for account of such Bank's Applicable Lending Office for such Loan. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under
Section 2.01 hereof shall be made from the Banks, each payment of Fees under Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of Revolving Loans and Term Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Banks according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Loan of such Type shall be coterminous; (c) each payment of principal of Syndicated Loans of any Class and Type by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class and Type held by the Banks; and
(d) each payment of interest on Syndicated Loans of any Class and Type by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on Syndicated Loans of such Class and Type due and payable to the respective Banks.

4.03 Computations. Interest on Competitive Bid Loans and Eurodollar Loans, and Fees payable pursuant to Section 2.05 hereof, respectively, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be (or, for each day the interest on Base Rate Loans is calculated by reference to the Federal Funds Rate, on a year of 360 days), and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.04 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (each, a "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

4.05 Sharing of Payments, Etc. The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by such Bank or any of its affiliates at any of their respective offices for account of the Company, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof. If any Bank shall obtain payment of any principal of or interest on any Syndicated Loan of any Class and Type made by it to the Company under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Company to such Bank in respect of Syndicated Loans of such Class and Type than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Syndicated Loans of such Class and Type made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Syndicated Loans of such Class and Type held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Bank so purchasing a participation (or direct interest) in the Syndicated Loans made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation (or direct interest) as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness (including, without limitation, Competitive Bid Loans) or obligation of the Company. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.

4.06 Minimum Amounts. Except for mandatory prepayments pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Syndicated Loans shall be in an aggregate amount at least equal to $10,000,000 or in multiples of $1,000,000 in excess thereof (borrowings, Conversions and prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Syndicated Loans of each Class having the same Interest Period shall be in an amount at least equal to $10,000,000 or in multiples of $1,000,000 in excess thereof and, if any Syndicated Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

4.07  Certain Notices.  Except as otherwise provided in
Section 2.03 hereof with respect to Competitive Bid Loans, notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


                                                Number of
                                                Business
Notice                                          Days Prior

Termination or reduction                            3
of Commitments

Borrowing or prepayment of, or Conversions      same day
into, Base Rate Loans

Borrowing or prepayment of, Conversions             3
into, Continuations as, or
duration of Interest Period
for, Eurodollar Loans

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.06 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a borrowing, Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.07, such Loan (if outstanding as a Eurodollar
Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

Section 5.  Yield Protection and Illegality.

5.01  Additional Costs.

(a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any Commitment of such Bank; or (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or Commitment. Each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank to make additional or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

(b)  Without limiting the effect of the provisions of
Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make additional or Continue, or to Convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).


(c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank or any corporation controlling such Bank for any costs which such Bank determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines), of capital in respect of its Commitment (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) or any corporation controlling such Bank to a level below that which such Bank (or any Applicable Lending Office) or such corporation could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Company that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

(d) Each Bank will furnish the Company with a certificate setting forth the basis, calculation and amount of each request by such Bank for compensation under paragraph (a), (c) or (e) of this Section 5.01. Notwithstanding anything in this Section 5.01 to the contrary, compensation with respect to any event entitling any Bank to compensation under paragraph (a) or (c) of this
Section 5.01 shall be payable to such Bank only for costs incurred by such Bank from and after the date 45 days after the date that such Bank furnishes to the Company notice of its intention to request the payment of compensation with respect to such event. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

(e) Without limiting the effect of the foregoing, the Company shall pay to each Bank on the last day of each Interest Period (or, if later, on the date of the notice provided for below) so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans) an additional amount (determined by such Bank and notified to the Company through the Administrative Agent within 45 days after the last day of such Interest Period) equal to the product of the following for each Eurodollar Loan for each day during such Interest Period:

(i) the principal amount of such Eurodollar Loan outstanding on such day; and

(ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

(iii)  1/360.

5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

(a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Type of Fixed Rate Loans as provided herein; or

(b) the Majority Banks determine (or any Bank that has outstanding a Competitive Bid Quote with respect to a LIBOR Bid Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Bid Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining such Type of Loans;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Loans of such Type.

5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans and LIBOR Bid Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Bid Loan that it has offered to make.

5.04 Base Rate Loans Pursuant to Sections 5.01 and 5.03. If the obligation of any Bank to make Fixed Rate Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), all Loans (other than Competitive Bid Loans) which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or 5.03 hereof has occurred and such Bank so requests by notice to the Company with a copy to the Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent)) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

(a)  to the extent that such Bank's Affected Loans have been so
Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made or Continued by such Bank as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

(a)  any payment or Conversion of a Fixed Rate Loan or a Set Rate
Loan for any reason (including, without limitation, under Section 5.04 hereof or by reason of the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Competitive Bid Loan, the Company has accepted a Competitive Bid Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Bid Loan) or the United States certificate of deposit market for issuance at face value of certificates of deposit (if such Loan is a Set Rate
Loan) for Dollar deposits in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

Section 6.  Conditions Precedent.

6.01 Initial Loan. The obligation of each Bank to make its initial Loan hereunder on the Tender Offer Closing Date is subject to the receipt by the Administrative Agent of the following documents and the occurrence of the following events, as the case may be, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to the Majority Banks or to each Bank) in form and substance:

(a) Corporate Documents. Certified copies of the charter and by-laws of each Credit Party and all corporate action taken by each Credit Party approving each Credit Document to which it is a party and borrowings by the Company hereunder (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated thereby).

(b) Incumbency Certificate. A certificate of each Credit Party in respect of each of the officers (i) who is authorized to sign each Credit Document to which it is a party on its behalf and
(ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Documents and the transactions contemplated thereby. The Administrative Agent and each of the Banks may conclusively rely on such certificate until it receives notice in writing from each Credit Party to the contrary.

(c) Officer's Certificate. A certificate of a senior officer of the Company to the effect set forth in clauses (a) and (b) of
Section 6.04 hereof.

(d) Opinions. (i) An opinion of Sheppard, Mullin, Richter & Hampton, special counsel to the Company, substantially in the form of Exhibit B-1 hereto, (ii) an opinion of Gibson, Dunn & Crutcher, special counsel to the Company, substantially in the form of Exhibit B-2 hereto and (iii) an opinion of Richard R. Molleur, Esq., Corporate Vice President and General Counsel of the Company, substantially in the form of Exhibit B-3 hereto (and the Company hereby instructs each such counsel to deliver such opinions to the Banks and the Administrative Agent).

(e) Opinion. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks, substantially in the form of Exhibit C hereto.

(f)  Notes.  The Notes, duly completed and executed.

(g) Existing Northrop Credit Agreement. To the extent not effected by Section 11.12 hereof, evidence that any commitments to extend credit under the Existing Northrop Credit Agreement shall have been terminated.

(h) Subsidiary Guaranty. The Subsidiary Guaranty, duly executed and delivered by the Purchaser.

(i) Pledge Agreement. The Pledge Agreement, duly executed and delivered by the Company, certificates representing all of the capital stock of the Purchaser (together with undated stock powers duly executed and delivered by the Company in blank), the Intercompany Note duly endorsed to the order of the Administrative Agent and appropriate Uniform Commercial Code financing statements naming the Company, as debtor, the Administrative Agent, as secured party, and describing the Collateral (as defined in the Pledge Agreement), to perfect the security interests created by the Pledge Agreement.

(j)  Merger Agreement.  A true and correct copy of the Merger
Agreement, which shall have been duly completed, executed and delivered and which shall be in full force and effect.

(k) Tender Offer. True and correct copies of the Tender Offer Documents and the Additional Tender Offer Documents (which Additional Tender Offer Documents, other than any Additional Tender Offer Document consisting solely of an amendment extending the Tender Offer Expiration Date, shall be satisfactory to the Administrative Agent, provided that any Additional Tender Offer Document amending the terms or conditions of the Tender Offer in any material respect, other than any amendment consisting solely of an extension of the Tender Offer Expiration Date, shall be satisfactory to each of the Banks); each of the conditions to purchase contained in the Offer to Purchase shall have been satisfied to the satisfaction of, or, if applicable, waived with the consent of, each of the Banks (any such conditions requiring the satisfaction of the Company or the Purchaser being deemed for this purpose to require the satisfaction of each of the Banks); and evidence that all of the Shares tendered pursuant to the Offer to Purchase shall have been accepted for payment by the Purchaser in accordance with the terms of the Offer to Purchase.

(l) Fees and Expenses. All costs, fees and expenses, and all other compensation contemplated by the Credit Documents and by the Fee Letter dated March 10, 1994 between the Company and the Co-Agents identified on the front page of this Agreement, due from the Company to the Administrative Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid by the Company to the extent due.

(m) Governmental Approvals. All necessary governmental and third party approvals in connection with the transactions contemplated by the Documents and otherwise referred to therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or would, in the reasonable determination of the Majority Banks, be likely to have a Material Adverse Effect.

(n) Litigation. Except as set forth on Schedule III hereto, no litigation by any entity (private or governmental) shall be pending or threatened (a) with respect to this Agreement or any other Document or (b) which the Majority Banks shall reasonably determine would be likely to have a Material Adverse Effect.

(o)  Existing Grumman Credit Agreements.  Evidence that the
Existing Grumman Credit Agreements shall have been terminated.

(p)  Miscellaneous.  Such other documents as the Administrative
Agent or any Bank or special New York counsel to the Banks may reasonably request.

6.02 Subsequent Loans. The obligation of the Banks to make Loans during the period commencing on the date following the Tender Offer Closing Date and ending on the Term Loan Commitment Termination Date shall be subject to the following conditions:

(a) The Required Shares shall have been purchased under the Tender Offer on the Tender Offer Closing Date.

(b)  The conditions precedent set forth in clauses (m) and (n) of
Section 6.01 hereof shall continue to be satisfied.

6.03  Conditions Precedent to the Loans from the Merger Effective
Date. The obligation of each Bank to make its Loans on and after the Merger Effective Date is subject to the receipt by the Administrative Agent of the following documents:

(a) Organizational Documentation, Etc. To the extent not theretofore delivered, copies of, or amendments to, the Certificate of Incorporation and By-Laws of Grumman and any agreements entered into by Grumman governing the terms and relative rights of its capital stock, in each case certified as true and complete by an appropriate governmental or corporate official.

(b) Proxy Statement. The Proxy Statement, which shall be satisfactory in form and substance to each of the Banks.

(c) Acquisition Intangibles. Evidence that, after giving effect to the Merger, Acquisition Intangibles will not exceed
$2,050,000,000.

(d) Opinions of Counsel. (i) An opinion of Sheppard, Mullin, Richter & Hampton, special counsel to the Company, substantially in the form of Exhibit B-4 hereto, (ii) an opinion of Gibson, Dunn & Crutcher, special counsel to the Company, substantially in the form of Exhibit B-5 hereto and (iii) an opinion of the General Counsel of Grumman, substantially in the form of Exhibit B-6 hereto.

6.04 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including, without limitation, any Competitive Bid Loan and its initial Syndicated Loan) to the Company upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, as of the date of such Loan and after giving effect thereto:

(a)  no Default shall have occurred and be continuing; and

(b)  the representations and warranties made by the Company in
Section 7 hereof and in Section 2 of the Pledge Agreement and by the Subsidiary Guarantor in Section 3 of the Subsidiary Guaranty shall be true in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

Section 7.  Representations and Warranties.

7.01  Corporate Existence.  Each of the Company and the Material
Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

7.02 Financial Condition. (a) The consolidated statement of financial position of the Company and the Subsidiaries as at December 31, 1993 and the related consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte and Touche, heretofore furnished to each of the Banks, are complete and present fairly, in all material respects, the consolidated financial condition of the Company and the Subsidiaries as at said date and the consolidated results of their operations for the fiscal year, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of the Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said statements of financial position as at said dates. Except as expressly disclosed in writing to the Banks prior to the date of this Agreement, since December 31, 1993, there has been no material adverse change in the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the Subsidiaries from that set forth in said financial statements as at said date.

(b) The consolidated balance sheet of Grumman and its subsidiaries as at December 31, 1993 and the related consolidated statements of income, common shareholders' equity and cash flows of Grumman and its subsidiaries for the period ended on such date, with the opinion thereon of Arthur Andersen & Co., and the pro forma (after giving effect to the Merger and the related financing thereof) consolidated balance sheet of Grumman and its subsidiaries as at December 31, 1993, copies of which have heretofore been furnished to each Bank, present fairly, in all material respects, the financial position of Grumman and its subsidiaries, at the date of said statements and the results for the periods covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the consolidated pro forma financial condition of Grumman and its subsidiaries at the date thereof). All such financial statements (other than the aforesaid pro forma balance sheet) have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Except as expressly disclosed in writing to the Banks prior to the date of this Agreement, since December 31, 1993, there has been no material adverse change in the consolidated financial condition or operations, or the prospects or business taken as a whole, of Grumman and its subsidiaries from that set forth in said financial statements as at said date.

(c) On and as of the Merger Effective Date on a pro forma basis after giving effect to the Merger and all debt assumed and incurred and to be assumed and incurred by Grumman in connection therewith (including, without limitation, debt owing to the Company), (x) the sum of the assets of Grumman, at a fair valuation, will exceed its debts, (y) Grumman will not have assumed and incurred nor intended to, or believes that it will not, assume and incur debts beyond its ability to pay such debts as such debts mature and (z) Grumman will have sufficient capital with which to conduct its business. For purposes of this
Section 7.02(c), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(d) The "Strategic Analysis dated April 5, 1994" prepared by the Company and delivered to the Banks prior to the date hereof (the "Projections") shall be based on good faith estimates and assumptions made by the management of the Company, and on the date hereof such management believed that the Projections were then reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material.

7.03 Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any Material Subsidiary which, if adversely determined, would result, in the opinion of the Company, in any Material Adverse Effect except as heretofore disclosed to the Banks in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1993, copies of which have been furnished to the Banks, or in Schedule III hereto.

7.04 No Breach. Except as expressly disclosed in writing to the Banks on or before the Restatement Date, none of the execution and delivery of any of the Documents, the borrowing of the Loans hereunder, the acquisition of the Shares pursuant to the Tender Offer, the consummation of the Merger and the other transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any Material Subsidiary, or Grumman or any of its subsidiaries, is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any Material Subsidiary, or Grumman or any of its subsidiaries, pursuant to the terms of any such agreement or instrument.

7.05 Corporate Action. Each Credit Party has all necessary corporate power and authority to execute, deliver and perform its obligations under the Documents; and the execution, delivery and performance by each of the Credit Parties of the Documents have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the other Documents when executed and delivered for value will constitute, legal, valid and binding obligations of each Credit Party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.06 Approvals. Except as expressly disclosed in writing to the Banks prior to the date of this Agreement, no authorizations, approvals, consents or licenses of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary to authorize or are necessary in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

7.07 Use of Proceeds, Etc. (a) The proceeds of the Loans shall be used as required by Section 2.01.B hereof.

(b)  Neither the making of any
Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or X or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U or X. At the request of any Bank, the Company will furnish to such Bank in connection with any Loan a statement in conformity with the requirements of Form U-1 referred to in Regulation U.

7.08 ERISA. Each of the Company and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, is in compliance in all material respects with the presently applicable provisions of ERISA and the Code and has not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than a liability to make payments or contributions in the ordinary course of business).
No Termination Event has occurred and is continuing. As used in this Agreement, the term "Termination Event" shall mean any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan and which involves a liability of the Company to PBGC in excess of $25,000,000.

7.09 Taxes. United States Federal income tax returns of the Company and its Material Subsidiaries have been examined and reported on by the Internal Revenue Service or closed by applicable statutes and satisfied through the fiscal year of the Company ended December 31, 1985. Each of the Company and the Subsidiaries has filed all United States Federal and State income tax returns which, to the knowledge of the officers of the Company, are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary to the extent that such taxes have become due (except as to such taxes which are being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The California Franchise tax returns of the Company have been examined and reported on by the California Franchise Tax Board or closed by applicable statutes and satisfied for all fiscal years prior to, and including, the fiscal year ended December 31, 1985.

7.10 Funded Debt. As of the date of this Agreement, no default exists under the provisions of any instrument evidencing Funded
Debt or of any agreement relating thereto.

7.11 Properties. The Company has, and each of the Material Subsidiaries has, good and marketable title to its respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1993 hereinabove described (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.11 hereof.

7.12  Environmental Matters.

(a) Except as disclosed in the Company's or in Grumman's Annual Report on Form 10-K for the calendar year ended December 31, 1993, neither the Company nor any Subsidiary, nor Grumman nor any of its subsidiaries, (i) has received notice or otherwise obtained knowledge of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually or in the aggregate have a Material Adverse Effect arising in connection with: (1) any non-compliance with or violation of the requirements of any applicable Federal, state and local environmental health and safety statutes and regulations or
(2) the release or threatened release of toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which would individually or in the aggregate have a Material Adverse Effect, (iii) has received notice or otherwise obtained knowledge of any Federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Company or any Subsidiary, or Grumman or any of its subsidiaries, is or may be liable, which remedial action would have a Material Adverse Effect or (iv) has received notice that the Company or any Subsidiary, or Grumman or any of its subsidiaries, is or may be liable to any Person under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Sect. 9601 et seq. ("CERCLA"), or any analogous state law which liability would have a Material Adverse Effect.

(b) Each of the Company, each Subsidiary, Grumman and each of its subsidiaries is in compliance with the financial responsibility requirements of all Federal and state environmental laws, including, without limitation, those contained in 40 C.F.R., Parts 264 and 265, Subpart H, and any similar state law requirements.

7.13 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or its Subsidiaries in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Company which has, or is reasonably likely to have, a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

7.14 Offer to Purchase. All necessary material governmental and third party approvals in connection with the purchase of Shares pursuant to the Offer to Purchase and the Merger, the transactions contemplated thereby and otherwise referred to therein have been or, prior to the time when required, will have been, obtained and remain in effect, and all applicable waiting periods have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, imposes materially adverse conditions upon or unduly hinders, the consummation of the purchase of Shares pursuant to the Offer to Purchase or the Merger. Additionally, except to the extent consented to by the Majority Banks there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the purchase of Shares pursuant to the Offer to Purchase, the consummation of the Merger, the making of Loans or the performance by the Credit Parties of their obligations under the Documents. At the time of their dissemination to the public, the Offer to Purchase and any amendments or supplements thereto and all documents required to be filed by the Purchaser or Grumman pursuant to the Exchange Act, copies of which documents have been or will be delivered to each Bank (other than exhibits to such filings, which have been made available to each Bank upon request therefor), do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

7.15 Merger. On and as of the Merger Effective Date, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Merger, or otherwise required in connection with the Merger, will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All actions pursuant to or in furtherance of the Merger have been and will be taken in compliance with all applicable laws.

7.16 Acquisition Intangibles. After giving effect to the Merger, Acquisition Intangibles will not exceed $2,050,000,000.

Section 8. Covenants of the Company. The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

8.01 Financial Statements. The Company shall deliver to each of the Banks:

(a) within 90 days after the end of each fiscal year of the Company, (i) a consolidated statement of financial position of the Company and the Subsidiaries as at the close of such fiscal year and consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for such year, certified by Deloitte and Touche or by other independent public accountants selected by the Company and reasonably satisfactory to the Administrative Agent and
(ii) the Consolidated Financial Statements for such year;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) an unaudited consolidated statement of financial position of the Company and the Subsidiaries as at the end of such quarter and unaudited consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified by an authorized financial or accounting officer of the Company and (ii) the Consolidated Financial Statements for such fiscal quarter;

(c) within 90 days after the end of each fiscal year of the Company, a list (in reasonable detail) of the guarantees referred to in Section 8.09(d) hereof, as of the end of such year, certified by an authorized officer of the Company or authorized employee of the Company who is satisfactory to the Administrative Agent, except that any individual guarantee in an amount of less than $10,000,000 need not be reported separately;

(d) promptly upon becoming available, copies of all financial statements, reports, notices, proxy statements and final prospectuses sent by the Company to shareholders or the SEC or any governmental agency successor to any or all of the functions of said Commission;

(e) subject to Government restrictions, such other statement or statements of the position and affairs of the Company and of the Subsidiaries and the status of their contracts, open accounts and budgets or forecasts, and other financial information, as may be reasonably requested by the Administrative Agent;

(f) with each of the audited financial statements required to be delivered under Section 8.01(a) hereof, a certificate by the independent public accountants certifying such statements to the effect that they are familiar with the provisions of this Agreement and that, in auditing the financial statements which they certified, they acquired no knowledge of any Default or, if the contrary is the case, specifying the nature of such Default;

(g) with each of the financial statements required to be delivered under Section 8.01(a) or Section 8.01(b) hereof, a statement by an authorized financial or accounting officer of the Company to the effect that no Default has occurred and is continuing, or if any Default has occurred and is continuing, describing such Default and the action taken or proposed to be taken by the Company with respect thereto, and a detailed computation, in form and substance satisfactory to the Administrative Agent, of the financial calculations required in Sections 8.06, 8.08, 8.09, 8.13, 8.14 and 8.15 hereof;

(h) with each of the financial statements required to be delivered under Section 8.01(a) or 8.01(b) hereof, a certificate of an authorized financial or accounting officer of the Company, in form and substance satisfactory to the Administrative Agent, setting forth the Leverage Ratio as at the last day of the fiscal period of the Company as to which such financial statements relate; and

(i) promptly after the Company knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as is reasonably practicable, a description of the action that the Company has taken or proposes to take with respect thereto in such detail as the Company reasonably believes to be appropriate.

8.02 Existence, Payment of Taxes, ERISA, Etc. The Company shall, and shall cause each of the Material Subsidiaries to:

(a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.02 shall prohibit any transaction expressly permitted under Section 8.07 or 8.10 hereof);

(b) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and

(c) promptly pay and discharge, and cause each Subsidiary to promptly pay and discharge, all taxes, assessments and governmental charges prior to the date on which material penalties attach thereto, but only to the extent that such taxes, assessments and charges shall not be contested in good faith and by appropriate proceedings by the Company or such Subsidiary.

The Company shall furnish to the Administrative Agent the following:


(i) As soon as possible and in any event within 30 days after the Company knows or has reason to know that any Termination Event (as defined in Section 7.08 hereof) has occurred, a statement of a senior financial or accounting officer of the Company describing such Termination Event and the action, if any, which the Company proposes to take with respect thereto;

(ii) Promptly after receipt thereof by the Company, copies of each notice received from the PBGC of its intention to terminate any Plan or to have a trustee appointed to administer any Plan;
and

(iii) Promptly after request therefor, such other documents and information relating to any Plan as the Administrative Agent may reasonably request from time to time.

8.03 Notice of Litigation. The Company shall promptly give notice in writing to the Administrative Agent (which shall promptly notify the Banks) of any litigation or proceeding against the Company or any Subsidiary if in the opinion of the Senior Vice President and General Counsel of the Company or any person acting in such capacity such action or proceeding is reasonably likely to have a Material Adverse Effect.

8.04 Insurance. The Company shall maintain, and cause each Subsidiary to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and Property in the same general area in which the Company or such Subsidiary operates, including reasonable war, comprehensive and commercial risk insurance when and if available.

8.05 Access to Books and Properties. The Company shall, as may be reasonably requested, give any representatives of the Banks access, subject to Government restrictions, during normal business hours to, and permit them to examine, copy or make extracts from, any and all books, records and documents in the possession of the Company or any Subsidiary relating to its affairs and to inspect any Properties of the Company or any Subsidiary.

8.06 Restricted Payments. The Company shall not declare, pay or authorize any Restricted Payment if (a) any such Restricted Payment is not paid out of Consolidated Net Income Available For Restricted Payments, (b) at the time of, and immediately after, the making of any such Restricted Payment (or the declaration of any dividend except a stock dividend) a Default has occurred or
(c) the making of any such Restricted Payment would reduce Consolidated Shareholders' Equity below the amount thereof which the Company is required to maintain pursuant to Section 8.08 hereof.

8.07 Sale, Lease, Etc. The Company shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (each, a "disposition") Property having a book value which, together with the book value of all Property theretofore disposed of since January 1, 1994, equal or exceeds 10% of the total book value of all Property of the Company and its Subsidiaries as at the last day of the fiscal quarter ending on or most recently ended prior to such disposition, excluding from the operation of this clause: (a) dispositions in the ordinary and normal operation of business for full and adequate consideration, (b) dispositions between the Company and any Subsidiary or between Subsidiaries, (c) dispositions of investments permitted by Section 8.12 hereof, (d) dispositions of Property determined by the Company to be no longer useful in the business of the Company or any Subsidiary and (e) any disposition by the Purchaser, prior to the Merger Effective Date, of Shares purchased by the Purchaser, as long as (i) the disposition is for cash, (ii) fair value is received and (iii) the cash is deposited in the Collateral Account under the Pledge Agreement.

8.08 Maintenance of Shareholders' Equity. The Company shall not permit the amount of Consolidated Shareholders' Equity at any time to be less than the sum of (a) $1,000,000,000 plus (b) the cumulative sum of 50% of Net Income (but without reduction for net losses) for each fiscal quarter of the Company commencing with the fiscal quarter ending on March 31, 1994 plus (c) 75% of the cumulative additions to shareholders' equity resulting from Equity Issuances effected after January 1, 1994.

8.09 Contingent Liabilities. The Company shall not, and shall not permit any Subsidiary to, assume, guarantee (which for purposes of this Section 8.09 shall include agreements to purchase or to provide funds for the payment of obligations of, to maintain the net worth or working capital or other financial test of, or otherwise become liable upon the obligations of, any Person) or endorse any obligation of any Person (including, without limitation, by causing a bank or similar institution to issue a letter of credit or similar instrument to support any obligation of any Person), or suffer to exist any of the foregoing, except that:

(a) the Company may assume, guarantee or endorse any obligation of the Company or any Subsidiary;

(b) any Subsidiary may assume, guarantee or endorse any obligation of the Company or any other Subsidiary;

(c) the Company or any Subsidiary may, in the ordinary and normal operation of its business as presently conducted (it being understood that performance guaranty bonds, bank guarantees for foreign work (including offset and countertrade activities), advance payment bonds, direct guarantees for performance and other surety bonds will be so considered), assume, guarantee or endorse any obligation of any Person other than the Company and the Subsidiaries;

(d) the Company or any Subsidiary may guarantee any direct obligation for the payment of money of any of its customers
(other than the Company and the Subsidiaries) in connection with any customer financing; and

(e) the Company or any Subsidiary may issue a guarantee of any obligation of a Person other than the Company or any Subsidiary, or assume an obligation of any such Person;

provided that (i) the excess (if any) of (x) the sum of the aggregate amount of all obligations referred to in clauses (a) and (b) above (to the extent said obligations do not otherwise constitute Funded Debt) for which the Company or any Subsidiary shall have caused a bank or similar institution to issue a letter of credit or similar instrument in support thereof plus the aggregate amount of all obligations referred to in clauses (c) and (d) above over (y) 30% of Consolidated Shareholders' Equity shall be deemed Funded Debt for the purposes of this Agreement and (ii) the aggregate amount of all obligations referred to in clause (e) above guaranteed or assumed by the Company or any Subsidiary (excluding (aa) obligations of any Person other than for the payment of borrowed money if the long-term corporate debt of such Person is at such time rated "BBB" or higher by Standard & Poor's Corporation or "Baa2" or higher by Moody's Investors Service, Inc. unless the Company or any Subsidiary shall have caused a bank or similar institution to issue a letter of credit or similar instrument to support such obligations and
(bb) obligations referred to in clause (c) above) shall be deemed Funded Debt for the purposes of this Agreement.

8.10 Acquisition of Assets. The Company shall not, and shall not permit any Subsidiary to, acquire any Property of any other Person through merger, consolidation or otherwise (including acquisition of capital stock of any other Person if such acquisition is analogous in either purpose or effect to a consolidation or merger) except (a) in the ordinary course of business, unless immediately after giving effect to such acquisition (i) in the case of a merger or consolidation involving the Company, the Company shall be the surviving corporation and (ii) no Default shall have occurred and be continuing, (b) the Acquisition and (c) the Vought Acquisition.

8.11 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, create, assume or suffer to exist any Lien on any of its Property, whether now owned or hereafter acquired, except:

(a) deposits or pledges to secure payments of workers' compensation, unemployment insurance, old age pensions or other social security, or in connection with or to secure the performance of bids, tenders, contracts (other than contracts for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or other pledges or deposits for purposes of like nature in the ordinary and normal operation of its business;

(b) Liens created in favor of the Government or any other contracting party or customer in connection with advance or progress payments;

(c)  mechanics', carriers', workers', repairmen's or other like
Liens arising in the ordinary course of business in respect of obligations which are not overdue;

(d) Liens for taxes which at the particular time are not due, or remain payable without penalty, or which are being contested in good faith and by proper proceedings;

(e) Liens securing obligations assumed in connection with a transaction permitted by Section 8.10 hereof;

(f) purchase money liens on fixed assets (including trust deeds or first mortgages) given substantially concurrently with the acquisition of the fixed assets and liens existing on such fixed assets at the time of acquisition thereof, conditional sales agreements or other title retention agreements with respect to fixed assets hereafter acquired, and extensions and renewals of any of the same; provided that (i) the indebtedness secured by any such Lien shall be reasonably related to the fair market value of the related asset acquired by the Company or a Subsidiary, as the case may be, and (ii) no such Lien shall extend to any Property other than that then being acquired;

(g)  Liens created by the Credit Documents; and

(h)  Liens on the Shares prior to the Merger Effective Date;

provided that the aggregate amount of indebtedness or obligations (whether or not assumed by the Company or a Subsidiary) secured by all Liens and agreements permitted by clauses (e) and (f) of this Section 8.11 shall not at any time exceed $250,000,000.

8.12 Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, make any loan to or investment in others except:

(a) loans and investments made in the ordinary and normal operation of its business as presently conducted;

(b) reasonable advances to its subcontractors and suppliers in anticipation of deliveries;

(c)  loans to or investments in others (including the Vought
Acquisition), whether domestic or foreign persons, in amounts which do not exceed $250,000,000 in the aggregate at any time outstanding;

(d) loans to or investments in others, whether domestic or foreign persons, to the extent covered by guarantees or insurance covering all political and credit risks issued by the Overseas Private Investment Corporation or another agency of the United States acceptable to the Administrative Agent;

(e) investments in prime quality short-term money market instruments and direct obligations of the United States and agencies thereof, having a remaining term to maturity of not more than five years; and

(f) loans to, and investments in, the Purchaser by the Company with the proceeds of Term Loans.

8.13 Limitation on Funded Debt. The Company shall not permit the Leverage Ratio to exceed the following respective percentages at any time during the following respective periods:

Period                      Percentage

From the date hereof
through December 31, 1994      75%

From January 1, 1995
through June 30, 1995          70%


From July 1, 1995
through December 31, 1995      65%

From January 1, 1996
and all times thereafter       60%


8.14 Limitation on Subsidiary Debt. The Company will not permit the Funded Debt of all of the Subsidiaries (other than Funded
Debt owing to the Company) to exceed $275,000,000 in the aggregate at any one time outstanding.

8.15  Interest Coverage Ratio.  The Company will not permit the
Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:


Period                             Ratio

From September 30, 1994
through September 30, 1995        3.00 to 1

From October 1, 1995
through June 30, 1996             3.50 to 1

From July 1, 1996
through December 31, 1996         3.75 to 1

From January 1, 1997
and at all times thereafter       4.00 to 1

8.16  Use of Proceeds.  The
Company shall use the proceeds of the Loans hereunder as contemplated by Section 2.01.B hereof and in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X, the Securities Act and the Exchange Act.

8.17 Margin Stock. From and after the Merger Effective Date, the Company shall not permit more than 25% of the value (as determined by any reasonable method) of the Property of the Company and the Subsidiaries subject to the restrictions of
Section 8.07 or 8.11 hereof (or any similar restriction) to be represented by margin stock (within the meaning of Regulation U or X).

8.18 Purchaser Indebtedness. The Company will not permit the Purchaser (prior to the Merger Effective Date) to create, incur or suffer to exist any indebtedness other than (i) Intercompany Loans and (ii) indebtedness under the Tender Offer in respect of the purchase price of the tendered Shares.

8.19 Merger, Control, Etc. The Company shall (i) cause the Merger to be consummated as promptly as practical and in no event later than the date which is 120 days after the Tender Offer Closing Date, (ii) take all actions available to it to cause designees of the Company to constitute a majority of the Board of Directors of Grumman as promptly as reasonably practical after the Merger Effective Date, (iii) comply with all of its covenants and agreements contained in the Merger Agreement, (iv) exercise all of its rights and powers to cause Grumman to comply with all of Grumman's covenants and conditions contained in the Merger Agreement and (v) not waive or agree to amend any covenant binding upon Grumman and its subsidiaries that is set forth in
Article 6 of the Merger Agreement (except to the extent the requested action would not result in a breach of any of the covenants contained in this Agreement (assuming same were then binding upon Grumman and its subsidiaries)).

8.20 Interest Rate Protection Agreements. The Company will not permit any of its Subsidiaries to enter into or become obligated in respect of any Interest Rate Protection Agreement. The Company will not enter into or become obligated in respect of any Interest Rate Protection Agreement if the notional principal amount of such Interest Rate Protection Agreement, together with the aggregate notional principal amount of all other Interest Rate Protection Agreements to which the Company is a party, would exceed $600,000,000.

Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

(a) The Company shall defaultin the payment of any principal of any Loan; or the Company shall default in the payment of any interest on any Loan or any other amount payable by it hereunder to any Bank or the Administrative Agent when due which nonpayment shall have continued for a period of two Business Days or more; or

(b) (i) Default by the Company or any Subsidiary in the payment of any indebtedness of the Company or any Subsidiary, or in the payment of any other obligation, whether direct or contingent, for borrowed money or the acquisition of capital equipment on a title retention or net lease basis, or in the performance or observance of the terms of any instrument, as at any time amended, pursuant to which any such obligation was created or securing any such obligation or providing for any such acquisition or lease, or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any such obligation shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity; except, in each case that may otherwise be covered by this paragraph (b), for a default on indebtedness or obligations not exceeding $50,000,000 in an aggregate amount (but excluding indebtedness of Grumman or any of its subsidiaries which becomes due and payable as a result of the Purchaser's purchase of Shares, the Merger or credit downgrades following the purchase of Shares pursuant to the terms of indebtedness of Grumman or its subsidiaries, which Indebtedness does not exceed $275,000,000 in the aggregate) if such default is being contested in good faith by the Company; or

(c) Any representation, warranty or certification made or deemed made in any of the Documents by the Company or by Grumman, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect; or

(d) The Company shall default in the performance of any of its obligations under Section 8.01(i) or Sections 8.06 through 8.19 (inclusive) hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or the Company, the Purchaser or Grumman shall default in the performance of any of its obligations under any Transaction Document; or

(e) The Company or any Subsidiary having total assets of $50,000,000 or more shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;
or

(f) The Company or any Subsidiary having total assets of $50,000,000 or more shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced, without the application or consent of the Company or any Subsidiary having total assets of $50,000,000 or more, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or
(iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(h) If (i) a final judgment which, with other outstanding final judgments against the Company and all Subsidiaries, exceeds an aggregate of $100,000,000 shall be rendered against the Company or any Subsidiary and (ii) within 60 days after entry thereof, such judgment shall not have been discharged, vacated or reversed or execution thereof stayed pending appeal or within 60 days after the expiration of any such stay, such judgment shall not have been discharged, vacated or reversed; or

(i) An event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan or Multiemployer Plan and which involves a liability of the Company to PBGC in excess of $25,000,000 or (ii) leading to the receipt by the Company from the PBGC of a notice of its intention to terminate any Plan or Multiemployer Plan or to have a trustee appointed to administer any such Plan or Multiemployer Plan shall occur or exist and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the consolidated financial position of the Company and the Subsidiaries; or

(j) Any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act, it being agreed that an employee of the Company or any Subsidiary for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a group of persons within the meaning of said
Section 13 or 14 solely because such employee's shares are held by a trustee under said plan) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act, as amended) of more than 50% of the outstanding shares of stock of the Company having by the terms thereof ordinary voting power to elect (whether immediately or ultimately) a majority of the board of directors of the Company (irrespective of whether or not at the time stock of any other class or classes of stock of the Company shall have or might have voting power by reason of the happening of any contingency); or

(k) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause
(i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or

(l) The Subsidiary Guaranty or any provisions thereof shall cease to be in full force and effect, or the Subsidiary Guarantor thereunder or any Person acting by or on behalf of the Subsidiary Guarantor shall deny or disaffirm the Subsidiary Guarantor's obligations under the Subsidiary Guaranty or the Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

(m) Except to the extent the Pledge Agreement has been terminated pursuant to the terms thereof, the Pledge Agreement shall cease to be in full force and effect or shall fail to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereunder (as provided therein or herein) or the Company shall default in the due performance or observance of any material term, covenant or agreement therein;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, (x) the Administrative Agent, upon request of the Majority Banks, shall, by notice to the Company, cancel the Commitments and (y) the Administrative Agent, upon request of one or more Banks holding more than 50% of the aggregate outstanding principal amount of Loans, shall, by notice to the Company, declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Company hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or
(g) of this Section 9, the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

Without limiting Section 11.04 hereof, the Majority Banks may, on behalf of all the Banks, waive, for the period and on the conditions (if any) specified in such waiver, any Event of Default arising from the failure by the Company to perform any of its obligations under Section 8 hereof and any consequences thereof (including any termination of the Commitments and/or any declaration that the principal of and interest on the Loans and all other amounts payable by the Company hereunder and under the Notes shall be forthwith due and payable). In the case of any such waiver, the Company, the Banks and the Administrative Agent, for said period and on said conditions, shall be restored to their respective former positions and rights hereunder and under the Notes, and any Event of Default so waived shall, for said period and on said conditions, be deemed not to be continuing for the purposes of this Agreement; provided that no such waiver shall extend to any subsequent or other Event of Default or impair any other right of any Bank or the Administrative Agent hereunder or under the Notes.


Section 10.  The Administrative Agent.

10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and in the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):
(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or the other Credit Documents be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or the other Credit Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Credit Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Credit Documents, any Note or any other document referred to or provided for herein or for any failure by any Credit Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except in connection with enforcement proceedings under the Pledge Agreement at the direction of the Majority Banks; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until (except in the case of an assignment pursuant to Section 11.06(e) hereof) a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the written consent of the Company to such assignment or transfer.

10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to
Sections 10.01, 10.07 and 11.04 hereof) take such action under the Credit Documents with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

10.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or any other Credit Document or otherwise without having to account for the same to the Banks.

10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with their respective Commitments (or, if the Commitments shall have terminated, ratably in accordance with the outstanding principal amounts of the Loans held by the respective Banks), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any other Credit Document or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

10.06  Non-Reliance on Administrative Agent and other Banks.
Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary (or any of their affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall, after consultation with the Company, have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, after consultation with the Company, appoint a successor Administrative Agent, which shall be a bank with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

10.09 Consents under Other Credit Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents, provided that, without the prior consent of each Bank, the Administrative Agent shall not (except as expressly provided herein or in the Pledge Agreement) release any collateral or otherwise terminate any Lien under the Pledge Agreement, or agree to additional obligations being secured by such collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property expressly permitted hereunder or to which the Majority Banks shall have consented.

10.10 Co-Agents. The Co-Agents identified on the front page of this Agreement shall have no duties or responsibilities hereunder other than as Banks hereunder or, in the case of Chase, as Administrative Agent.

Section 11.  Miscellaneous.

11.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

11.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or in writing (or, with respect to notices given pursuant to Sections 2.02, 2.03 and 4.07 hereof, by telephone, confirmed in writing by telecopy by the close of business on the day the notice is given); and telecopied, mailed or delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Officers of the Company authorized to give such telephone notices shall be designated by the Company in writing to the Administrative Agent and notices given by anyone purporting to be any one of the designated officers may be honored by the Administrative Agent. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Administrative Agent for paying: (a) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks, in connection with
(i) the preparation, execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Credit Documents; (b) all reasonable costs and expenses of the Administrative Agent (including, without limitation, telephone, telex and courier expenses and printing and publishing costs) in connection with the negotiation, syndication and execution of this Agreement and the other Credit Documents; (c) all reasonable costs and expenses of the Banks and the Administrative Agent (including reasonable counsels' fees and allocated expenses of in-house lawyers) in connection with the enforcement of this Agreement or any of the other Credit Documents; and (d) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the other Credit Documents or any other document referred to herein or therein.

11.04 Amendments, Etc. Any provision of this Agreement may be amended, waived or otherwise modified only by an instrument signed by the Company and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that (a) no amendment, waiver or other modification shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments,
(ii) extend the date fixed for the payment of principal of or interest on any Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any Fee is payable hereunder, (iv) alter the terms of clause (f) or (g) of Section 9 hereof, the paragraph of Section 9 hereof beginning with the word "THEREUPON" or this Section 11.04,
(v) amend the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, (vi) waive any of the conditions precedent set forth in Section 6 hereof, (vii) alter any provision of this Agreement insofar as such provision requires the consent or approval of all of the Banks or
(viii) alter any provision of this Agreement that would have the effect set forth in any of the foregoing clauses (i) through
(vii) and (b) any amendment of Section 10 hereof, or any provision which increases the obligations of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.06  Assignments and Participations.

(a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

(b) A Bank may assign any of its Loans, its Notes or its Commitments to any other Person only with the prior consent of the Company and the Administrative Agent (which consent, in each case, may not be unreasonably withheld or delayed; it being agreed that the Company, in determining whether to give such consent, may reasonably consider, without limitation of other factors that the Company may reasonably consider, the financial capability, financial rating and location of a proposed assignee and any prior business relationships between the Company and a proposed assignee, provided that any such determination shall be made by the Company in good faith and after consideration of all relevant factors); provided that any Bank may assign to another Bank all or (subject to the further provisos below) any portion of its Commitments; provided that, unless the Company and the Administrative Agent shall otherwise consent, any such partial assignment shall be in an aggregate principal amount equal to $25,000,000 or any integral multiple of $1,000,000 in excess thereof; and provided further that such assigning Bank shall also simultaneously assign to such assignee Bank the same proportion of each of its Commitments and Syndicated Loans then outstanding (together with the same proportion of the relevant Notes then outstanding). For purposes of making the determination described in the first sentence of this Section 11.06(b) of whether to give its consent to an assignment by any Bank, the Company
(i) recognizes that the initial aggregate amount of the Commitments of such Bank may exceed significantly the final amount that such Bank intends to hold on a long term basis and
(ii) agrees to consider the targeted final hold amount of such Bank as disclosed to the Company by such Bank. Upon written notice to the Company and the Administrative Agent of an assignment permitted by the provisos of the preceding sentence (which notice shall identify the assignee Bank, the amount of the assignor Bank's Commitments and Loans assigned in detail reasonably satisfactory to the Administrative Agent) and upon the effectiveness of any assignment consented to by the Company and the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitments and Loans (or portions thereof) assigned to it (in addition to the Commitments and Loans, if any, theretofore held by such assignee). Upon the effectiveness of any assignment of any of its Commitments or Loans, the assignor Bank or the assignee (as agreed between them) shall pay to the Administrative Agent a transfer fee in an amount equal to $3,000; provided that the assignee Bank shall pay any transfer fee payable in connection with any assignment effected pursuant to
Section 2.04(d) hereof.

(c) A Bank may sell to one or more other Persons a participation in all or any part of any Loan held or to be made by it or in any of its Commitments, in which event each such participant shall not have any rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold any participations in such Loan and in such Commitment and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan and such Commitment in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Note(s) except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or the extension of the term, or the extension of the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (iii) the reduction of any payment of principal thereof, (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) commitment fee or facility fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or facility fee (as the case may be) in respect of such participation or (v) take any other action that, under this Agreement, requires the consent or approval of all of the Banks.

(d) A Bank may furnish any information concerning the Company or any Subsidiary in the possession of such Bank from time to time to any of its affiliates or its assignees and participants
(including prospective assignees and participants), subject to the provisions of Section 11.11 hereof.

(e) Any Bank may at any time assign and pledge to any Federal Reserve Bank (or to an affiliate of such Bank for the purpose of permitting such affiliate to assign and pledge to any Federal Reserve Bank), as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank all or any portion of its Loans and its Notes. No such assignment shall release the assigning Bank from its obligations hereunder.

11.07 Survival. The obligations of the Company under Sections 5.01, 5.05 and 11.03 hereof shall survive the repayment of the Loans and the termination of the Commitments.

11.08 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

11.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.11 Confidentiality. Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being proprietary, private and/or confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information
(a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Banks or the Administrative Agent, (c) to bank examiners, auditors or accountants, (d) to the Administrative Agent or any other Bank,
(e) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit D hereto (whereupon such Bank shall promptly deliver a copy of such Confidentiality Agreement to the Company); provided, further, that (i) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or
(y) pursuant to legal process and (ii) in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company; and, provided, finally, that no Bank shall, without the Company's prior consent, provide any information relating to projections of the Company's financial performance to any participant or any prospective assignee or participant (other than any bank or other financial institution identified to the Company as a participant under the Existing Credit Agreement in a notice given to the Company prior to the date of this Agreement), and, in lieu thereof, the Company shall, promptly following the request of any Bank and at the Company's expense, provide to a participant (or prospective assignee or participant) of such Bank any information relating to projections of the Company's financial performance that has been made available to such Bank. Each Bank agrees that money damages would not be a sufficient remedy for any breach of such Bank's obligations under this Section 11.11 and that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief against such Bank as a remedy for such breach.

11.12 Cancellation of Existing Northrop Credit Agreement. On the date of the execution and delivery of this Agreement, the commitments of the Banks party to the Existing Northrop Credit Agreement shall automatically terminate and all fees payable to such Banks accrued to such date under the Existing Northrop Credit Agreement shall be immediately due and payable.

11.13 Amendment Effective Date. The amendment and restatement of the Original Credit Agreement shall become effective upon the execution and delivery of this Agreement by all parties hereto and the payment to the Banks party to the Original Credit Agreement of all Fees accrued to the date of such execution and delivery.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NORTHROP CORPORATION


By /s/ John R. Rettberg
  Title:  Vice President


Address for Notices:

Northrop Corporation
1840 Century Park East
Los Angeles, California  90067
Attention:  John R. Rettberg
  Vice President and
    Treasurer

Telecopier No.:  310-553-2076

Telephone No.:  310-201-3070

THE BANKS

THE CHASE MANHATTAN BANK
  (NATIONAL ASSOCIATION)


By /s/ Patricia B. Bril
  Title:  Managing Director


Lending Office for all Loans:

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York  10081

Address for Notices:

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York  10081
Attention:  Richard C. Smith

Telecopier No.:  212-552-1457

Telephone No.:   212-552-0667

CHEMICAL BANK


By /s/ Thomas Delaney
  Title:  Vice President


Lending Office for all Loans:

Chemical Bank
270 Park Avenue
10th Floor
New York, New York  10017

Address for Notices:

Chemical Bank
270 Park Avenue
New York, New York  10017
Attention:  Thomas Delaney

Telecopier No.:  212-270-9647

Telephone No.:   212-270-4177

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION


By /s/ James C. Colegate
  Title:  Senior Vice President

Lending Office for all Loans:

Bank of America National Trust
  and Savings Association
Global Payment Operations #5693
1850 Gateway Blvd. 4th Floor
Concord, California  94520

Address for Notices:

Bank of America National Trust
  and Savings Association
Credit Products LA II #5618
11th Floor
555 South Flower Street
Los Angeles, California  90071
Attention:  Lori Y. Kannegieter

Telecopier No.:  213-228-2756

Telephone No.:   213-228-6379
            BANK OF MONTREAL


            By /s/ J. Robert Peart
              Title:  Director


            Lending Office for Base Rate
              Loans, Set Rate Loans and
              Eurodollar Loans:

            Bank of Montreal
            115 South LaSalle Street
            12th Floor
            Chicago, Illinois  60603

            Lending Office for LIBOR Bid
              Loans:

            Bank of Montreal
            115 South LaSalle Street
            19th Floor
            Chicago, Illinois  60603

            Address for Notices:

            Bank of Montreal
            115 South LaSalle Street
            12th Floor
            Chicago, Illinois  60603

            Attention:  J. Robert Peart

            Telecopier No.:  312-750-4314

            Telephone No.:   312-750-4369

            THE BANK OF NEW YORK


            By /s/ Craig Rethmeyer
              Title:  Vice President


            Lending Office for Base Rate
              Loans, Set Rate Loans and
              Eurodollar Loans:

            The Bank of New York
            1 Wall Street
            22nd Floor
            New York, New York  10286

            Lending Office for LIBOR Bid
              Loans:

            The Bank of New York
            48 Wall Street, 13th Floor
            New York, New York  10286

            Address for Notices:

            The Bank of New York
            1 Wall Street
            22nd Floor
            New York, New York  10286

            Telecopier No.:  212-635-6397

            Telephone No.:   212-635-6730

            with a copy to:

            The Bank of New York
            10990 Wilshire Boulevard
            Suite 1700
            Los Angeles, California  90024
            Attention:  Craig Rethmeyer

            Telecopier No.:  310-996-8667

            Telephone No.:   310-996-8657
            THE BANK OF NOVA SCOTIA


            By /s/ M. Van Otterloo
              Title:  Vice President


            By /s/ J.S. York
              Title:  Vice President & Agent


            Lending Office for all Loans:

            The Bank of Nova Scotia
            101 California Street
            48th Floor
            San Francisco, California  94111

            Address for Notices:

            The Bank of Nova Scotia
            101 California Street
            48th Floor
            San Francisco, California 94111
            Attention:  Norman O. Campbell

            Telecopier No.:  415-397-0791
            Telephone No.:   415-986-1100

            Address for Notices for
            Competitive Bid Loans:

            1 Liberty Plaza
            New York, New York  10006
            Attention:  Sarah Schramm

            Telecopier No.:  212-225-5517
            Telephone No.:   212-225-5550

            With a copy to:

            The Bank of Nova Scotia
            101 California Street
            48th Floor
            San Francisco, California 94111
            Attention:  Norman O. Campbell

            BANKERS TRUST COMPANY


            By /s/ Edward G. Benedict
              Title:  Vice President


            Lending Office for all Loans:

            Bankers Trust Company
            130 Liberty Street
            23rd Floor
            New York, New York  10006

            Address for Notices:

            Bankers Trust Company
            130 Liberty Street
            23rd Floor
            New York, New York  10006
            Attention:  Edward G. Benedict

            Telecopier No.:  212-250-7026

            Telephone No.:   212-250-3708
            CANADIAN IMPERIAL BANK OF
              COMMERCE


            By /s/ Glen R. Pittson
              Title:  Senior Agent


            Lending Office for all Loans:

            Canadian Imperial Bank of
              Commerce
            Two Paces Ferry Road
            2727 Paces Ferry Road
            Suite 1200
            Atlanta, Georgia  30339

            Address for Notices:

            Canadian Imperial Bank of
              Commerce
            300 South Grand Avenue
            Suite 2700
            Los Angeles, California  90071
            Attention:  Robert J. Wagner

            Telecopier No.:  213-346-0157

            Telephone No.:   213-617-6248
            CITICORP USA, INC.


            By /s/ Barbara A. Cohen
              Title:  Vice President


            Lending Office for Base Rate,
              Set Rate and Eurodollar Loans:

            Citicorp USA, Inc.
            c/o Citicorp North America, Inc.
            725 S. Figueroa Street
            5th Floor
            Los Angeles, California  90017

            Lending Office for LIBOR Bid
              Loans:

            Citicorp USA, Inc.
            One Court Square, 45th Floor/
              Zone 8
            Long Island City, New York 11120

            Address for Notices:

            Citicorp USA, Inc.
            c/o Citicorp North America, Inc.
            725 S. Figueroa Street
            5th Floor
            Los Angeles, California  90017
            Attention:  Walter L. Larsen

            Telecopier No.:  213-623-3592

            Telephone No.:   213-239-1501



            CREDIT LYONNAIS CAYMAN ISLAND
              BRANCH


            By /s/ Thierry F. Vincent
              Title:  Authorized Signature


            Lending Office for Base Rate
              Loans and Set Rate Loans:

            Credit Lyonnais Los Angeles
              Branch
            515 South Flower Street
            Los Angeles, California  90071

            Lending Office for Eurodollar
              Loans and LIBOR Bid Loans:

            Credit Lyonnais Cayman Island
              Branch
            c/o Credit Lyonnais Los Angeles
              Branch
            515 South Flower Street
            Los Angeles, California  90071

            Address for Notices:

            Credit Lyonnais Cayman Island Branch
            c/o Credit Lyonnais Los Angeles Branch
            515 South Flower Street
            Los Angeles, California  90071
            Attention:  Steven Yoon

            Telecopier No.:  213-623-3437

            Telephone No.:   213-362-5957
            THE FIRST NATIONAL BANK
              OF CHICAGO


            By /s/  Michael Basak
              Title:  Vice President


            Lending Office for all Loans:

            The First National Bank of
              Chicago
            One First National Plaza
            Suite 0634, 1-10
            Chicago, Illinois  60670

            Address for Notices:

            The First National Bank of
              Chicago
            777 South Figueroa Street
            4th Floor
            Los Angeles, California 90017
            Attention:  J. Dirk Vos

            Telecopier No.:  213-683-4999

            Telephone No.:   213-683-4934
            FIRST INTERSTATE BANK OF
              CALIFORNIA


            By /s/ William J. Baird
              Title:  Vice President

            By /s/ Gregory P. Brown
              Title:  Vice President

            Lending Office for Base Rate
              Loans, Set Rate Loans and
              Eurodollar Loans:

            First Interstate Bank of
              California
            1055 Wilshire Boulevard
            Mail Sort B10-6
            Los Angeles, California  90017

            Lending Office for LIBOR Bid
              Loans:

            First Interstate Bank of
              California
            707 Wilshire Boulevard
            Mail Sort W16-20
            Los Angeles, California  90017

            Address for Notices:

            First Interstate Bank of
              California
            707 Wilshire Boulevard
            Mail Sort W16-13
            Los Angeles, California  90017
            Attention:  Bill Baird

            Telecopier No.:  213-614-2569

            Telephone No.:   213-614-5540

            THE LONG-TERM CREDIT BANK OF
              JAPAN, LTD., LOS ANGELES AGENCY


            By /s/ Motokazu Uematsu
              Title:  Deputy General Manager


            Lending Office for all Loans:

            The Long-Term Credit Bank of
              Japan, Ltd.,
              Los Angeles Agency
            444 South Flower Street
            Suite 3700
            Los Angeles, California  90071

            Address for Notices:

            The Long-Term Credit Bank of
              Japan, Ltd.,
              Los Angeles Agency
            444 South Flower Street
            Suite 3700
            Los Angeles, California  90071
            Attention:  Joanne Chou

            Telecopier No.:  213-622-6908

            Telephone No.:   213-689-6327
            NATIONSBANK OF TEXAS, N.A.


            By /s/ Tom F. Scharfenberg
              Title:  Vice President


            Lending Office for all Loans:

            NationsBank of Texas, N.A.
            901 Main Street
            TX1-492-67-01
            Dallas, Texas  75202

            Address for Notices:

            NationsBank of Texas, N.A.
            444 South Flower Street
            Suite 1500
            Los Angeles, California 90071
            Attention:  Tom Scharfenberg

            Telecopier No.:  213-624-5815

            Telephone No.:   213-236-4923

            NATIONAL WESTMINSTER BANK PLC
            LOS ANGELES OVERSEAS BRANCH


            By /s/ Hal Sadoff
              Title:  Vice President


            Lending Office for Base Rate
              Loans and Set Rate Loans:

            National Westminster Bank Plc
            175 Water Street
            New York, New York  10038

            Lending Office for Eurodollar
              Loans and LIBOR Bid Loans:

            National Westminster Bank Plc
              Nassau Branch
            c/o National Westminster Bank Plc
            175 Water Street
            New York, New York  10038

            Address for Notices:

            National Westminster Bank Plc
            400 South Hope Street
            Los Angeles, California  90071
            Attention:  Thomas F. Dillon

            Telecopier No.:  213-623-6540

            Telephone No.:   213-624-8555
            ROYAL BANK OF CANADA


            By /s/ Brian W. Dixon
              Title:  Senior Manager


            Lending Office for all Loans:

            Royal Bank of Canada
            Pierrepont Plaza
            300 Cadman Plaza West
            14th Floor
            Brooklyn, New York  10201-2701

            Address for Notices:

            Royal Bank of Canada
            600 Wilshire Boulevard
            Suite 800
            Los Angeles, California  90017
            Attention:  Brian Dixon

            Telecopier No.:  213-955-5350

            Telephone No.:   213-955-5316
            SOCIETE GENERALE


            By /s/ Jean-Gabriel Langlois
              Title:  Vice President & Manager


            Lending Office for all Loans:

            Societe Generale
            2029 Century Park East
            Suite 2900
            Los Angeles, California  90067

            Address for Notices:

            Societe Generale
            2029 Century Park East
            Suite 2900
            Los Angeles, California  90067
            Attention:  J. Staley Stewart

            Telecopier No.:  310-551-1537

            Telephone No.:   310-788-7103

            CREDIT SUISSE


            By /s/ David J. Worthington
              Title:  Member of Senior Management


            By /s/ Kevin Mark Fowler
              Title:  Associate


            Lending Office for all Loans:

            Credit Suisse
            800 Wilshire Boulevard
            Los Angeles, California  90017

            Address for Notices:

            Credit Suisse
            800 Wilshire Boulevard
            Los Angeles, California  90017

            Attention:  Stephen M. Flynn

            Telecopier No.:  213-955-8245

            Telephone No.:   213-955-8215

            THE INDUSTRIAL BANK OF JAPAN,
              LIMITED, LOS ANGELES AGENCY


            By /s/ Masatake Yashiro
              Title:  General Manager


            Lending Office for all Loans:

            The Industrial Bank of Japan,
              Limited, Los Angeles Agency
            350 South Grand Avenue
            Suite 1500
            Los Angeles, California  90071

            Address for Notices:

            The Industrial Bank of Japan,
              Limited, Los Angeles Agency
            350 South Grand Avenue
            Suite 1500
            Los Angeles, California  90071
            Attention:  Jane Chang

            Telecopier No.:  213-688-7486

            Telephone No.:   213-628-7241
            NBD BANK, N.A.


            By /s/ Curtis A. Price
              Title:  Vice President


            Lending Office for all Loans:

            NBD Bank, N.A.
            611 Woodward Avenue
            Detroit, Michigan  48226

            Address for Notices:

            NBD Bank, N.A.
            611 Woodward Avenue
            Detroit, Michigan  48226
            Attention:  Curtis A. Price

            Telecopier No.:  313-225-2649

            Telephone No.:   313-225-4387

            THE SUMITOMO BANK, LIMITED
              LOS ANGELES BRANCH


            By /s/ Hiroshi Amano
              Title:  General Manager


            Lending Office for all Loans:

            The Sumitomo Bank, Limited,
              Los Angeles Branch
            777 S. Figueroa Street
            Suite 2600
            Los Angeles, California  90017

            Address for Notices:

            The Sumitomo Bank, Limited,
              Los Angeles Branch
            777 S. Figueroa Street
            Suite 2600
            Los Angeles, California  90017
            Attention:  Lisanne Rawson

            Telecopier No.:  213-623-6832

            Telephone No.:   213-955-0933
MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK

By /s/ Robert M. Osieski
  Title:  Vice President

Lending Office for Base Rate
  Loans and Set Rate Loans:
Morgan Guaranty Trust Company
  of New York
60 Wall Street
New York, New York  10260-0060
Attention:  Loan Department
Lending Office for Eurodollar
  Loans and LIBOR Bid Loans:
Morgan Guaranty Trust Company
  of New York
Nassau, Bahamas Office
c/o J.P. Morgan Services Inc.
Euro-Loan Servicing Unit -
  Loan Operations
500 Stanton Christiana Road -
  3rd Floor
Newark, Delaware  19713
Address for Notices:
Morgan Guaranty Trust Company
  of New York
60 Wall Street
22 Floor
New York, New York  10260-0060
Attention:  Leslie Nilsen
Telecopier No.:  212-648-5014
Telephone No.:  212-648-6987
            BANCO CENTRAL HISPANOAMERICANO,
              SAN FRANCISCO AGENCY


            By /s/ Jose Castello
              Title:  S.V.P. & General Manager


            Lending Office for all Loans:

            Banco Central Hispanoamericano,
              San Francisco Agency
            505 Sansome Street
            San Francisco, California  94111

            Address for Notices:

            Banco Central Hispanoamericano
              San Francisco Agency
            505 Sansome Street
            San Francisco, California  94111
            Attention:  Jose Castello

            Telecopier No.:  415-398-3173

            Telephone No.:   415-398-6333
            LLOYDS BANK PLC


            By /s/ Paul D. Briamonte
            Title:  Vice President

             /s/ Ted R. Walser
            Title:  Senior Vice President

            Lending Office for all Loans:
            Lloyds Bank PLC
            199 Water Street
            New York, New York  10038

            Address for Notices:

            Lloyds Bank PLC
            199 Water Street
            New York, New York  10038
            Attention:  Paul Briamonte

            Telecopier No.:  212-607-4999

            Telephone No.:   212-607-4965
            MELLON BANK, N.A.


            By /s/ V. Charles Jackson
              Title:  Senior Vice President


            Lending Office for all Loans:

            Mellon Bank, N.A.
            Three Mellon Bank Center #2302
            Pittsburgh, Pennsylvania  15259

            Address for Notices:

            Mellon Bank, N.A.
            300 South Grand Avenue #3800
            Los Angeles, California  90071
            Attention:  Lawrence C. Ivey

            Telecopier No.:  213-626-3745

            Telephone No.:   213-680-7354
            SHAWMUT BANK, N.A.


            By /s/ John B. Desmond
              Title:  Vice President


            Lending Office for all Loans:

            Shawmut Bank, N.A.
            One Federal Street
            Boston, Massachusetts 02211

            Address for Notices:

            Shawmut Bank, N.A.
            One Federal Street
            Boston, Massachusetts 02211
            Attention: John B. Desmond

            Telecopier No.:  617-292-3241

            Telephone No.:   617-292-3275

            WACHOVIA BANK OF GEORGIA, N.A.


            By /s/ Douglas L. Williams
              Title:  Senior Vice President


            Lending Office for all Loans:

            Wachovia Bank of Georgia, N.A.
            191 Peachtree Street N.E.
            Mail Code GA 370
            Atlanta, Georgia  30303

            Address for Notices:

            Wachovia Bank of Georgia, N.A.
            191 Peachtree Street N.E.
            Mail Code GA 370
            Atlanta, Georgia  30303
            Attention:  William H. Duncan

            Telecopier No.:  404-332-6898

            Telephone No.:   404-332-5760
            J.P. MORGAN DELAWARE


            By /s/ David J. Morris
            Title:  Vice President


            Lending Office for All Loans:

            J.P. Morgan Delaware
            c/o J.P. Morgan Services, Inc.
            500 Stanton Christiana Road
            Newark, DE 19713-2107

            Address for Notices:

            J.P. Morgan Delaware
            902 North Market Street
            Wilmington, DE 19801-3015

            Attention:  David J. Morris

            Telecopier No.:  (302) 654-5336

            Telephone No.:  (302) 651-3788

ADMINISTRATIVE AGENT


CHASE MANHATTAN BANK

(NATIONAL ASSOCIATION),


Administrative Agent



/s/ Patricia B. Bril

Title:  Managing Director


Address for Notices to

Chase as Administrative Agent:


Chase Manhattan Bank

(National Association)

Metrotech Center -- 13th Floor

Brooklyn, New York  11245


Attention:  New York Agency


Telecopier No.:  718-242-6910


Telephone No.:  718-242-7979

SCHEDULE I
                         Term Loan         Revolving Loan     Total
Banks                    Commitments       Commitments        Commitments

The Chase Manhattan Bank
  (National Association)  $106,071,428.54  $28,928,571.46     $135,000,000
Chemical Bank              106,071,428.53   28,928,571.47      135,000,000

Bank of America National
 Trust and Savings Assn.    94,285,714.29   25,714,285.71      120,000,000
Bank of Montreal            94,285,714.29   25,714,285.71      120,000,000
The Bank of New York        94,285,714.29   25,714,285.71      120,000,000
The Bank of Nova Scotia     94,285,714.29   25,714,285.71      120,000,000
Bankers Trust Company       94,285,714.29   25,714,285.71      120,000,000
Canadian Imperial Bank      94,285,714.29   25,714,285.71      120,000,000
 of Commerce
Citicorp USA, Inc.          94,285,714.29   25,714,285.71      120,000,000
Credit Lyonnais
  Cayman Island Branch      94,285,714.29   25,714,285.71      120,000,000
First National Bank of
  Chicago                   94,285,714.29   25,714,285.71      120,000,000
First Interstate Bank of
  California                94,285,714.29   25,714,285.71      120,000,000
The Long-Term Credit Bank
  of Japan, Ltd., Los
  Angeles Agency            94,285,714.29   25,714,285.71      120,000,000
NationsBank of Texas, N.A.  94,285,714.29   25,714,285.71      120,000,000
National Westminster Bank
  Plc Los Angeles Overseas
  Branch                    94,285,714.29   25,714,285.71      120,000,000
Royal Bank of Canada        94,285,714.29   25,714,285.71      120,000,000
Societe Generale            94,285,714.29   25,714,285.71      120,000,000

Credit Suisse               70,714,285.71   19,285,714.29       90,000,000
The Industrial Bank of
  Japan, Limited, Los
  Angeles Agency            70,714,285.71   19,285,714.29       90,000,000
NBD Bank, N.A.              70,714,285.71   19,285,714.29       90,000,000
The Sumitomo Bank, Limited,
  Los Angeles Branch        70,714,285.71   19,285,714.29       90,000,000

Morgan Guaranty Trust
  Company of New York       62,857,142.86   17,142,857.14       80,000,000

Banco Central Hispano-
  americano, San
  Francisco Agency          39,285,714.29   10,714,285.71       50,000,000
Lloyds Bank Plc             39,285,714.29   10,714,285.71       50,000,000
Mellon Bank, N.A.           39,285,714.29   10,714,285.71       50,000,000
Shawmut Bank, N.A.          39,285,714.29   10,714,285.71       50,000,000
Wachovia Bank of
  Georgia, N.A.             39,285,714.29   10,714,285.71       50,000,000
J.P. Morgan Delaware        31,428,571.43    8,571,428.57       40,000,000

TOTAL                      $2,200,000,000    $600,000,000    $2,800,000,000

SCHEDULE II


REFINANCED INDEBTEDNESS



PART A - NORTHROP CORPORATION


Series C 10.24% Notes due November 1995 in an aggregate principal amount of $160,000,000 issued under the Note Purchase Agreement dated October 15, 1988









PART B - GRUMMAN CORPORATION

10-3/8% Notes due January 1, 1999 in an aggregate principal amount of $200,000,000 issued under an Indenture dated as of January 1, 1989 between Grumman Corporation and The Chase Manhattan Bank (National Association) as Trustee

SCHEDULE III


LITIGATION

NONE
EXHIBIT A-1
[Form of Term Note]

PROMISSORY NOTE



$_____________________


FOR VALUE RECEIVED, NORTHROP CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to _____________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of __________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amount provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Bank.

This Note is one of the Term Notes referred to in the Credit Agreement dated as of April 15, 1994, as amended and restated as of April 18, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Term Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.

Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                NORTHROP CORPORATION


                                                By_____________________
                                                  Title:


TERM LOANS



                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by

EXHIBIT A-2

[Form of Revolving Note]
PROMISSORY NOTE

$_____________________


FOR VALUE RECEIVED, NORTHROP CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to _____________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of __________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amount provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Bank.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of April 15, 1994, as amended and restated as of April 18, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Revolving Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Revolving Loans upon the terms and conditions specified therein.

Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK.

                                 NORTHROP CORPORATION


                                 By_____________________
                                   Title:


REVOLVING LOANS


                                           Amount
  Date     Prin-                            Paid,
  Made,    cipal                 Duration  Prepaid,  Unpaid
Continued  Amount  Type             of    Continued  Prin-
   or        of     of  Interest Interest    or      cipal  Notation
Converted   Loan   Loan   Rate    Period  Converted  Amount  Made by

EXHIBIT A-3


[Form of Competitive Bid Note]

PROMISSORY NOTE



FOR VALUE RECEIVED, NORTHROP CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to
                               (the "Bank"), for account of its
respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Competitive Bid Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and maturity date of each Competitive Bid Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to the transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure by the Bank to make such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Loans made by the Bank.

This Note is one of the Competitive Bid Notes referred to in the Credit Agreement dated as of April 15, 1994, as amended and restated as of April 18, 1994 (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement") among the Company, the Banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Administrative Agent, and evidences Competitive Bid Loans made by the Bank thereunder. Terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

                                        NORTHROP CORPORATION


                                        By
                                        Title

COMPETITIVE BID LOANS


     Principal
Date  Amount   Type          Maturity   Amount   Unpaid
 of     of      of  Interest  Date of  Paid or  Principal  Notation
Loan   Loan    Loan   Rate     Loan    Prepaid   Amount     Made by

EXHIBIT B-1


[Form of Opinion of Sheppard, Mullin, Richter & Hampton in Connection with Initial Borrowing]

April __, 1994

To          the Banks party to the
            Credit Agreement referred to
            below and The Chase Manhattan
            Bank (National Association),
            as Administrative Agent


Ladies and Gentlemen:

We have acted as special counsel to Northrop Corporation (the "Company") and Northrop Acquisition, Inc. (the "Subsidiary Guarantor" and, together with the Company, the "Credit Parties") in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of April 15, 1994, among the Company, the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), providing for loans to be made by the Banks for the purpose, inter alia, of financing the Tender Offer referred to therein and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.
This opinion is being delivered to you at the request of the Credit Parties pursuant to Section 6.01(d)(i) of the Credit Agreement.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

(a)  the Credit Agreement;

(b)  the Notes;

(c)  the Pledge Agreement;

(d)  the Subsidiary Guaranty;

(e) such corporate records of the Credit Parties and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing clauses (a) through (d) are collectively referred to as the "Credit Documents".

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials, representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Credit Parties.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Credit Parties):

  (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

 (ii) all signatories to such documents have been duly authorized;

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

 (iv) the Credit Documents and the transactions contemplated by the Credit Documents comply with all laws and regulations that are applicable to the Administrative Agent and each of the Banks because of the nature of the businesses of the Administrative Agent and the Banks.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Credit Party party thereto, in each case enforceable against such Credit Party in accordance with its terms under the laws of the State of New York, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers and preferential transfers, and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. In the event that a court in California did not give effect to the choice of New York law contained in the Credit Documents and instead applied the internal laws of the California to the enforcement thereof, each of the Credit Documents would constitute the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms under the laws of the State of California, except as provided in the preceding sentence.

2. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America, the State of California or the State of New York is required by law to be obtained or made by either Credit Party in connection with the execution, delivery and performance by such Credit Party, or for the validity or enforceability against such Credit Party, of any of the Credit Documents to which it is a party, for the borrowings by the Company under the Credit Agreement or for the borrowings by the Subsidiary Guarantor of the Intercompany Loans, except for
(i) the filing of financing statements in respect of the Liens created pursuant to the Pledge Agreement in respect of the Collateral (other than the Pledged Collateral, as defined below) and (ii) such consents, approvals, authorizations, registrations, declarations and filings, the failure to make or obtain (a) which would not have a material adverse effect on the business, condition or results of operation of such Credit Party and (b) which would not adversely affect the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Banks thereunder or the ability of any of them to perform its obligations under the Credit Documents to which it is a party, or would give rise to liability on the part of the Administrative Agent or the Banks.

3. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is party, the borrowings by the Company under the Credit Agreement and the borrowings by the Subsidiary Guarantor of the Intercompany Loans do not and will not (a) violate any provision of the charter or by-laws of either Credit Party or (b) violate any applicable law, rule or regulation, including, without limitation, the Exchange Act, the Securities Act or Regulations U and X.

4. We have no knowledge of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Credit Parties or any of their respective Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect, except as disclosed in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1993 or in Schedule III to the Credit Agreement.

5. Assuming delivery to the Administrative Agent of New York of stock certificates representing shares of common stock certificates representing shares of common stock of the Subsidiary Guarantor described in Annex 1 to the Pledge Agreement (the "Pledged Shares") and the Intercompany Note (together with the Pledged Shares, the "Pledged Collateral"), the security interests in the Pledged Collateral granted by the Company to the Administrative Agent, for the benefit of the Banks, in the Pledge Agreement will constitute valid and perfected security interests therein under New York law, prior in right to all other security interests therein created under, and the priority of which is governed by, Articles 8 and 9 of the New York Uniform Commercial Code (the "New York UCC").

6. The Pledge Agreement is effective to create, in favor of the Administrative Agent, for the benefit of the Banks, a valid security interest (together with the security interests in the Pledged Collateral, the "Security Interests") in the interest of the Company in and to the Collateral (as defined in the Pledge Agreement) (other than the Pledged Collateral) to the extent that a security interest can be created therein under the New York UCC. A security interest can be created in all of the Company's right, title and interest in, to and under the Merger Agreement.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 11.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

(B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the States of California and New York) that limit the interest, fees or other charges such Bank may impose, (ii) the fourth sentence of Section 4.05 of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in the third sentence of Section 11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

(D) We wish to point out that the obligations of the Company, and the rights and remedies of the Administrative Agent and the Banks, under the Pledge Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Pledge Agreement, provided that such limitations do not, in our opinion, make the remedies and procedures that will be afforded to the Administrative Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Banks by the Pledge Agreement.

(E) We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral (as defined in the Pledge Agreement).

(F) Except as expressly provided in paragraphs 5 and 6 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in the Pledge Agreement).

(G) We express no opinion as to the applicability to the obligations of the Subsidiary Guarantor (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article
10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

(H) We have assumed that the Company has rights in the Collateral covered by the Pledge Agreement, and that no agreement exists that postpones attachment of, or modifies, releases or terminates, the Administrative Agent's security interest therein or that would expand, modify or otherwise affect the respective rights and obligations of the parties to the Credit Documents.

(I) We assume that the Administrative Agent will continuously maintain possession of the Pledged Collateral.

(J) Our opinions set forth in Paragraph 1 hereof are subject to the following qualifications: (A) the Administrative Agent may not be entitled to vote the Pledged Shares or to receive dividends or other distributions directly from the issuer thereof prior to becoming the record holder of the Pledged Shares; and
(B) none of the Pledged Shares may be sold or further transferred by the Administrative Agent or the Banks without registration under the Securities Act of 1933, except pursuant to an exemption from registration contained in such Act, and qualification or exemption from qualification under any applicable state securities or Blue Sky laws.

(K) We call to your attention that, in the case of Collateral consisting of instruments or certificated securities, the Security Interests therein will only be enforceable and perfected if, when and to the extent that the Administrative Agent, on behalf of the Banks, obtains and maintains possession of such instruments or certificated securities in accordance with applicable provisions of the Uniform Commercial Code as in effect in the relevant jurisdiction. Without limitation, in the case of the issuance of additional shares in respect of the Pledged Shares or payments or other distributions in respect to the Pledged Collateral which may only be perfected by possession, the Security Interests of the Administrative Agent therein will be perfected only upon delivery thereof to the Administrative Agent.

(L) With respect to our opinion as to priority set forth in paragraph 5, we have assumed that (i) the Pledged Collateral was delivered to the Administrative Agent together with an instrument of transfer or was endorsed by the Company to the Administrative Agent or in blank, (ii) the Administrative Agent, on behalf of the Banks, has taken its Security Interests in the Pledged Collateral in good faith, without the Administrative Agent or any Bank having, at the time of delivery thereof to the Administrative Agent, notice or actual knowledge of any adverse claims thereto by, or any interest therein of, any Person other than the pledgor (or, in the case of the Intercompany Note, that it was overdue or had been dishonored or that any defense to payment then existed).

(M) We call to your attention the effect of California Civil Code Section 1717 which provides, in essence, that where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recovery of its reasonable attorneys' fees.

(N) With respect to the opinion set forth in paragraph 4 above, we note to you that while we have made due inquiry of the General Counsel and other appropriate officers of the Company we have not conducted a search of any litigation index or any other records maintained with any court or other tribunal.

(O) We have assumed that the Administrative Agent obtained possession of all of the Pledged Collateral in the State of New
York.

The foregoing opinions are limited to matters involving the currently existing Federal laws of the United States of America, the Delaware General Corporation Law and the laws of the States of California and New York, and we do not express any opinion as to the laws of any other jurisdiction. Insofar as the foregoing opinions relate to matters involving the laws of the State of New York, we have relied with your permission exclusively upon the opinion of Gibson, Dunn & Crutcher attached hereto.

This opinion letter is provided to you by us in our capacity as counsel to the Credit Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                    Very truly yours,
EXHIBIT B-2

[Form of Opinion of Gibson, Dunn & Crutcher in Connection with Initial Borrowing]
            April __, 1994

To          the Banks party to the
            Credit Agreement referred to
            below and The Chase Manhattan
            Bank (National Association),
            as Administrative Agent


Ladies and Gentlemen:

We have acted as special counsel to Northrop Corporation (the "Company") and Northrop Acquisition, Inc. (the "Purchaser" and, together with the Company, the "Credit Parties") in connection with the Tender Offer referred to in the Credit Agreement (the "Credit Agreement") dated as of April 15, 1994, among the Company, the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), providing for loans to be made by the Banks for the purpose, inter alia, of financing such Tender Offer. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. This opinion is being delivered to you at the request of the Credit Parties pursuant to Section 6.01(d)(ii) of the Credit Agreement.

In rendering the opinions expressed below, we have examined such corporate records of the Credit Parties and such other documents as we have deemed necessary as a basis for such opinions. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials, representations made in or pursuant to the Tender Offer Documents and certificates of appropriate representatives of the Credit Parties.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America, the State of California or the State of New York is required on the part of any Credit Party for the consummation of the transactions contemplated by the Tender Offer Documents, except for such authorizations, approvals, consents, filings and registrations as are disclosed in the Offer to Purchase which have been duly obtained or effected and remain in full force and effect.

2. The consummation of the transactions contemplated by the Tender Offer Documents do not and will not (a) violate any provision of the charter or by-laws of either Credit Party or (b) violate any applicable law, rule or regulation, including, without limitation, the Exchange Act, the Securities Act or Regulations U and X. Our opinion in clause (b) of the foregoing sentence is based upon the assumption that no Tender Offer Document contains any untrue statement of any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3. The Schedule 14D-1 has been duly and timely filed with the SEC in compliance with and pursuant to the Exchange Act.

4. The Schedule 14D-1 (except the financial statements and other financial and statistical data included therein, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the applicable provisions of the Exchange Act.

5. The Shares tendered to the Purchaser pursuant to Tender Offer have been accepted by the Purchaser in accordance with its terms.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware
General Corporation Law and the laws of the States of California and New York, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is provided to you by us in our capacity as counsel to the Credit Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                    Very truly yours,

EXHIBIT B-3

[Form of Opinion of General Counsel of the Company]


___________ __, 1994



To          The Banks party to the
            Credit Agreement referred to
            below and The Chase Manhattan
            Bank (National Association)
            as Administrative Agent

Ladies and Gentlemen:

I am a Corporate Vice President and the General Counsel of Northrop Corporation (the "Company"), and I have participated on behalf of the Company and Northrop Acquisition, Inc. (the "Subsidiary Guarantor" and, together with the Company, the "Credit Parties") in the negotiation, execution, delivery and closing of the Credit Agreement (the "Credit Agreement") dated as of April 15, 1994, as amended and restated as of April 18, 1994, among the Company, the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), providing for loans to be made by the Banks for the purpose, inter alia, of financing the Tender Offer referred to therein. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. This opinion is being delivered to you at the request of the Credit Parties pursuant to Section 6.01(d)(iii) of the Credit Agreement.

In rendering the opinions expressed below, I have examined, or caused to be examined by lawyers on my staff, the following agreements, instruments and other documents:

(a)         the Credit Agreement;

(b)         the Notes;

(c)         the Pledge Agreement;

(d)         the Subsidiary Guaranty;

(e)         the Tender Offer Documents; and

(f) such corporate records of the Credit Parties and such other documents as I have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing clauses (a) through (e) are collectively referred to as the "Transaction Documents".

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials, representations made in or pursuant to the Transaction Documents and certificates of appropriate representatives of the Credit Parties.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

1. Each Credit Party is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware.

2. Each Credit Party has all requisite corporate power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party and to consummate the other transactions contemplated by the Transaction Documents.
The Company has all requisite corporate power to borrow under the Credit Agreement. The Subsidiary Guarantor has all requisite corporate power to borrow the Intercompany Loans.

3. The execution, delivery and performance by each Credit Party of each Credit Document to which it is a party, the borrowings by the Company under the Credit Agreement, the borrowings by the Subsidiary Guarantor of the Intercompany Loans and the consummation of the other transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of such Credit Party.

4. Each Credit Document has been duly executed and delivered by each Credit Party thereto.

5. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the borrowings by the Company under the Credit Agreement, the borrowings by the Subsidiary Guarantor of the Intercompany Loans and the consummation of the other transactions contemplated by the Transaction Documents do not and will not (a) violate any order, writ, injunction or decree of any court or governmental authority or agency of any arbitral award applicable to the Credit Parties or any of their respective Subsidiaries of which I have knowledge (after due inquiry) or (b) except as disclosed in writing to the Banks prior to the date of the Credit Agreement in accordance with Section 7.04 of the Credit Agreement, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any material agreement or instrument of which I have knowledge (after due inquiry) to which the Credit Parties or any of their respective Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or (except for the Liens created pursuant to the Pledge Agreement) result in the creation or imposition of any Lien upon any Property of any Credit Party pursuant to, the terms of any such agreement or instrument.

6. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting the Credit Parties or any of their Subsidiaries, which, if adversely determined, would result in any Material Adverse Effect, except as heretofore disclosed to the Banks in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1993 or on Schedule III to the Credit Agreement.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the laws of the State of California, and I do not express any opinion as to the laws of any other jurisdiction.
This opinion letter is provided to you by me in my capacity as a Corporate Vice President and the General Counsel of the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.
                                    Very truly yours,



                                    Richard R. Molleur

EXHIBIT B-4

[Form of Opinion of Sheppard, Mullin, Richter & Hampton on Merger Date]
            ______________, 1994

To          the Banks party to the
            Credit Agreement referred to
            below and The Chase Manhattan
            Bank (National Association),
            as Administrative Agent


Ladies and Gentlemen:

We have acted as special counsel to Northrop Corporation (the "Company") and Northrop Acquisition, Inc. (the "Subsidiary Guarantor") in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of April 15, 1994, among the Company, the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), providing for loans to be made by the Banks for the purpose, inter alia, of financing the Tender Offer referred to therein and
(ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. This opinion is being delivered to you at the request of the Company pursuant to Section 6.03(b)(i) of the Credit Agreement.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

(a)         the Credit Agreement;

(b)         the Notes;

(c)         the Pledge Agreement;

(d)         the Subsidiary Guaranty; and

(e)         such corporate records of the Company, the Subsidiary
            Guarantor and Grumman Corporation ("Grumman") and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials, representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company, the Subsidiary Guarantor and/or Grumman.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below or in our opinion previously furnished to you pursuant to Section 6.01(d)(i) of the Credit Agreement, as to the Company and the Subsidiary Guarantor):

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii) all signatories to such documents have been duly authorized;

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents;

(iv) the Merger has been duly and validly consummated in accordance with the Merger Agreement and applicable law;

(v) by operation of law, Grumman has assumed all of the obligations of the Subsidiary Guarantor under the Subsidiary Guaranty and the Intercompany Note (such assumption being hereinafter referred to as the "Assumption" and the obligations so assumed being hereinafter being referred to as the "Assumed Obligations"); and

(vi) the issued and outstanding shares of capital stock of Grumman acquired by the Company in the Merger (the "Grumman
Stock") have been duly and validly issued and are fully paid and nonassessable.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. The Assumed Obligations constitute the legal, valid and binding obligations of Grumman, enforceable against Grumman in accordance with their respective terms under the laws of the State of New York, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. In the event that a court in California did not give effect to the choice of New York law contained in the Subsidiary Guaranty and instead applied the internal laws of the California to the enforcement thereof, the Subsidiary Guaranty would constitute the legal, valid and binding obligation of Grumman, enforceable against Grumman in accordance with its terms under the laws of the State of California, except as provided in the preceding sentence.

2. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of Grumman for the Assumption or the performance of the Assumed Obligations.

3.  The Assumption and the performance by Grumman of the Assumed
Obligations does not and will not violate any applicable law, rule or regulation, including, without limitation, the Exchange
Act, the Securities Act or Regulations U and X.

4. The Pledge Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Banks, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code") in all of the right, title and interest of the Company in, to and under the Grumman Stock, except that the creation of such security interest requires the transfer of the Grumman Stock to the Administrative Agent pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in said Section 8-102) may be effected in the manner contemplated by paragraph 5 below.

5. The security interest referred to in paragraph 4 above in the Grumman Stock will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession thereof (or any certificates representing the same) in the State of New York and thereafter retaining possession.

6. Assuming that the Administrative Agent (or any custodian acting on its behalf) obtains, and thereafter maintains, possession of the Grumman Stock in good faith and without notice of any adverse claim (as defined in Section 8-302(2) of the Uniform Commercial Code) and in bearer form or in registered form issued to the Administrative Agent or endorsed to the Administrative Agent or in blank, any perfected security interest therein will have priority over all other security interests theretofore or thereafter created under the Uniform Commercial Code.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 4.03 of the Subsidiary Guaranty may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

(B) The enforceability of provisions in the Subsidiary Guaranty to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the States of California and New York) that limit the interest, fees or other charges such Bank may impose, (ii) the second sentence of Section 4.09 of the Subsidiary Guaranty, insofar as such sentence relates to the subject matter jurisdiction of the United States of America District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iii) the waiver of inconvenient forum set forth in the third sentence of Section 4.09 of the Subsidiary Guaranty with respect to proceedings in the United States of America District Court for the Southern District of New York.

(D) We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral (as defined in the Pledge Agreement).

(E) Except as expressly provided in paragraphs 4, 5 and 6 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in the Pledge Agreement).

(F) We express no opinion as to the applicability to the obligations of Grumman (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the laws of the States of California and New York, and we do not express any opinion as to the laws of any other jurisdiction. Insofar as the foregoing opinions relate to matters involving the laws of the State of New York, we have relied upon the opinion of Gibson, Dunn & Crutcher attached hereto.

This opinion letter is provided to you by us in our capacity as counsel to the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                    Very truly yours,
EXHIBIT B-5

[Form of Opinion of Gibson, Dunn & Crutcher on Merger Date]

            ______________, 1994

To          the Banks party to the
            Credit Agreement referred to
            below and The Chase Manhattan
            Bank (National Association),
            as Administrative Agent


Ladies and Gentlemen:

We have acted as special counsel to Northrop Corporation (the "Company") and Northrop Acquisition, Inc. (the "Purchaser" in connection with the Merger referred to in the Credit Agreement (the "Credit Agreement") dated as of April 15, 1994, as amended and restated as of April 18, 1994, among the Company, the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. This opinion is being delivered to you at the request of the Company pursuant to Section 6.03(b)(ii) of the Credit Agreement.

In rendering the opinions expressed below, we have examined (i) the Assumption Agreement dated as of [__________], 1994 (the "Assumption Agreement") made by Grumman Corporation ("Grumman") for the benefit of the Agent and the Banks and (ii) such corporate records of the Company, the Purchaser and Grumman and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials, representations made in or pursuant to the Merger Documents and certificates of appropriate representatives of the Company, the Purchaser and/or Grumman.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below):

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii) all signatories to such documents have been duly authorized; and

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. The Merger has been duly and validly consummated in accordance with the Merger Agreement and applicable New York and Delaware law. By operation of law, and pursuant to the Assumption Agreement, Grumman has assumed all of the obligations of the Purchaser under the Subsidiary Guaranty and the Intercompany Note.

2. The issued and outstanding shares of capital stock of Grumman acquired by the Company in the Merger consist of ___________________. All of such shares have been duly and validly issued and are fully paid and nonassessable.

We are admitted to practice in the State of New York; however, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions set forth herein relating to Delaware law. Except with respect to the present laws of the State of Delaware and the present judicial interpretations thereof to the limited extent set forth above, this opinion is limited to the present laws of the United States of America and the State of New York and the present judicial interpretations thereof, and we express no opinion as to the laws of any other jurisdiction.

This opinion is rendered to the Agent and the Banks as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any person other than the Agent and the Banks, or by them in any other context, and may not be furnished to any other person or entity without our prior written consent, provided that each Bank may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency,
(iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Credit Agreement, or (v) to any assignee or participant, or prospective assignee or participant, in connection with the assignment of or sale of participations in the Loans.


                                    Very truly yours,
EXHIBIT B-6

[Form of Opinion of General Counsel of Grumman]

April __, 1994


To          the Banks party to the
            Credit Agreement referred to
            below and The Chase Manhattan
            Bank (National Association),
            as Administrative Agent


Ladies and Gentlemen:

I am the General Counsel of Grumman Corporation ("Grumman"), and I have participated on behalf of Grumman in (i) the closing of the Merger referred to in the Credit Agreement (the "Credit Agreement") dated as of April 15, 1994, as amended and restated as of April 18, 1994, among the Company, the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), and (ii) the assumption by Grumman by operation of law as a result of such Merger of all of the obligations of Northrop Acquisition, Inc. under the Subsidiary Guaranty, the Intercompany Loans and the Intercompany Note referred to in the Credit Agreement (such assumption being hereinafter referred to as the "Assumption" and the obligations so assumed being hereinafter being referred to as the "Assumed Obligations"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. This opinion is being delivered to you at the request of Grumman pursuant to Section 6.03(b)(iii) of the Credit Agreement.

In rendering the opinions expressed below, I have examined, or caused to be examined by lawyers on my staff, the following agreements, instruments and other documents:

(a)         the Credit Agreement;

(b)         the Notes;

(c)         the Subsidiary Guaranty;

(d)         the Intercompany Note;

(e)         the Merger Agreement; and

(f) such corporate records of Grumman and such other documents as I have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing clauses (a) through (e) are collectively referred to as the "Merger Date Transaction Documents".

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials, representations made in or pursuant to the Merger Date Transaction Documents and certificates of appropriate representatives of Grumman.

In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to Grumman):

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii) all signatories to such documents have been duly authorized; and

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

1. Grumman is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

2. The Merger has been duly and validly consummated in accordance with the Merger Agreement and applicable law.

3. Grumman has all requisite corporate power to make the Assumption and to perform the Assumed Obligations.

4. The Assumption and the performance of the Assumed Obligations have been duly authorized by all necessary corporate action on the part of Grumman.

5. The Assumption and the performance of the Assumed Obligations do not and will not (a) violate any provision of the charter or by-laws of Grumman, (b) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to Grumman or any of its Subsidiaries of which I have knowledge (after due inquiry) or (c) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any material agreement or instrument of which I have knowledge (after due inquiry) to which Grumman or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of Grumman pursuant to, the terms of any such agreement or instrument.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the laws of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is provided to you by me in my capacity as the General Counsel of Grumman and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                    Very truly yours,

EXHIBIT C

[Form of Opinion of Special New York Counsel to the Banks]

April __, 1994


To          the Banks party to the
            Credit Agreement referred to
            below and The Chase Manhattan
            Bank (National Association),
            as Administrative Agent


Ladies and Gentlemen:

We have acted as your special New York counsel in connection with the Credit Agreement (the "Credit Agreement") dated as of April 15, 1994, as amended and restated as of April 18, 1994, among Northrop Corporation (the "Company"), the lenders named therein (the "Banks") and The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), providing for loans to be made by the Banks for the purpose, inter alia, of financing the Tender Offer referred to therein. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. This opinion is being delivered to you pursuant to Section 6.01(e) of the Credit Agreement.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

(a)         the Credit Agreement;

(b)         the Notes;

(c)         the Pledge Agreement; and

(d)         the Subsidiary Guaranty.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. We have also assumed for all purposes of the opinions expressed below, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth below, as to the Credit Parties):

(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii) all signatories to such documents have been duly authorized; and

(iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Credit Party thereto, in each case enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

2. The Pledge Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Banks, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code") in all of the right, title and interest of the Company in, to and under the Collateral (as defined in the Pledge Agreement) as collateral security for the payment of the Secured Obligations (as defined in the Pledge Agreement), except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code and (b) the creation of a security interest in the Pledged Stock requires the transfer thereof to the Administrative Agent pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in said Section 8-102) may be effected in the manner contemplated by paragraph 3 below.

3. The security interest referred to in paragraph 2 above in that portion of the Collateral consisting of Pledged Stock (as defined in the Pledge Agreement) and the Intercompany Note will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession thereof (or any certificates representing or instruments evidencing the same) in the State of New York and thereafter retaining possession.

4. Assuming that the Administrative Agent (or any custodian acting on its behalf) obtains, and thereafter maintains, possession of the portion of the Collateral consisting of the certificates representing any Pledged Stock in good faith without notice of any adverse claim (as defined in Section 8-302(2) of the Uniform Commercial Code) and in bearer form or in registered form issued to the Administrative Agent or endorsed to the Administrative Agent or in blank, any perfected security interest therein will have priority over all other security interests theretofore or thereafter created under the Uniform Commercial Code.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 11.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

(B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose, (ii) the fourth sentence of Section 4.05 of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in the third sentence of Section
11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

(D) We wish to point out that the obligations of the Company, and the rights and remedies of the Administrative Agent and the Banks, under the Pledge Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Pledge Agreement, provided that such limitations do not, in our opinion, make the remedies and procedures that will be afforded to the Administrative Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Banks by the Pledge Agreement.

(E) We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral (as defined in the Pledge Agreement).

(F) Except as expressly provided in paragraphs 2,3 and 4 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in the Pledge Agreement).

(G) We express no opinion as to the applicability to the obligations of the Subsidiary Guarantor under the Subsidiary Guaranty or the Intercompany Note (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the laws of the State New York, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is provided to you by us in our capacity as your special New York counsel and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                    Very truly yours,


CDP/RMG
EXHIBIT D

[Form of Confidentiality Agreement]

CONFIDENTIALITY AGREEMENT

[Insert Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of April 15, 1994, as amended and restated as of April 18, 1994 (the "Credit Agreement") among Northrop Corporation (the "Company"), the Banks named therein and The Chase Manhattan Bank (National Association), as Administrative Agent, providing for loans in the aggregate principal amount of $2,800,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein.

As a Bank party to the Credit Agreement, we have agreed with the Company in Section 11.11 of the Credit Agreement to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being proprietary, private and/or confidential at the time the same is delivered to us pursuant to the Credit Agreement.

As provided in said Section 11.11, we are permitted to provide you, as a prospective [holder of a participation in the Loans] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

Accordingly, in consideration of the foregoing, you hereby agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
(ii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Bank,
(v) in connection with any litigation to which you or any one or more of the Banks is a party; provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement. In addition, you hereby agree that money damages would not be a sufficient remedy for any breach of your obligations under this Confidentiality Agreement and that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief against you as a remedy for such breach and that the Company is an express beneficiary hereof entitled to enforce your obligations hereunder as if the Company were a party hereto.

Please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality
Agreement.

                                    Very truly yours,

                                    [INSERT NAME OF BANK]


                                    By____________________________
                                      Title:

AGREED AS AFORESAID:

[INSERT NAME OF PROSPECTIVE
  PARTICIPANT OR ASSIGNEE]


By____________________________
  Title:EXHIBIT E



[Form of Pledge Agreement]


PLEDGE AND SECURITY AGREEMENT dated as of April 18, 1994 between NORTHROP CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the banks party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

The Company, certain banks and the Administrative Agent are parties to a Credit Agreement, dated as of April 15, 1994, as amended and restated as of April 18, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said banks to the Company in an aggregate principal amount not exceeding $2,800,000,000 (the "Loans"). In addition, the Company may from time to time be obligated to various of said banks and other financial institutions in respect of Other Indebtedness (as defined below).

To induce said banks to enter into the Credit Agreement and to extend credit thereunder in the form of Loans and to extend credit to the Company that would constitute Other Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

"Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

"Collateral Account" shall have the meaning ascribed thereto in
Section 4 hereof.

"Other Indebtedness" shall mean, collectively, all obligations of the Company in respect of each Interest Rate Protection Agreement owing to any Person that was, on the date on which the Company entered into such Interest Rate Protection Agreement, a Bank.

"Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof.

"Pledged Note" shall mean the Intercompany Note.

"Pledged Stock" shall have the meaning ascribed thereto in
Section 3(a) hereof.

"Secured Obligations" shall mean, collectively, (a) the obligations of the Company in respect of the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Administrative Agent by the Company under the Credit Documents, (b) all Other Indebtedness and interest thereon and (c) all obligations of the Company to the Banks and the Administrative Agent hereunder.

"Stock Collateral" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

"Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


Section 2. Representations and Warranties. The Company represents and warrants to the Banks and the Administrative Agent that:

(a) At the time that any Collateral becomes subject to the Lien of this Agreement, the Company will be the sole beneficial owner of such Collateral and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Banks created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to such Collateral.

(b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to
Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Purchaser, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

(c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Subsidiary Guarantor beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of the Company's right, title and interest in the following Property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

(a) the shares of common stock of the Subsidiary Guarantor represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Subsidiary Guarantor, now or hereafter owned by the Company (including, without limitation, from and after the Merger Effective Date, the shares of common stock of Grumman), in each case together with the certificates representing the same (collectively, the "Pledged Stock");

(b) all shares, securities, moneys or other Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

(c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which the Subsidiary Guarantor is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (including, without limitation, from and after the Merger Effective Date, Grumman) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, moneys and other Property as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");

(d) the Pledged Note and the principal of and interest on the Intercompany Loans evidenced thereby;

(e) the Merger Agreement including, (i) all rights of the Company to receive moneys due and to become due under or pursuant to the Merger Agreement, (ii) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Merger Agreement, (iii) all claims of the Company for damages arising out of or for breach of or default under the Merger Agreement and (iv) all rights of the Company to terminate, amend, supplement or modify the Merger Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (provided that nothing contained herein shall limit the rights of the Company under the Merger Agreement until the occurrence and continuation of an Event of Default); and

(f) all proceeds, benefits, substitutions and replacements of and to any of the Property of the Company described in the preceding clauses of this Section 3;

provided that, if after the Merger Effective Date the Company receives a rating of the Company's senior unsecured long-term public debt from Moody's Investors Service, Inc. (or any successor thereto) of Baa3 or above and also from Standard & Poor's Corporation (or any successor thereto) of BBB- or above, then so long as no Default shall have occurred and be continuing the Administrative Agent shall, at the request of the Company, release to the Company the certificates representing the Pledge Stock and the Pledged Note, against receipt but without any recourse, warranty or representation whatsoever, whereupon this Agreement shall terminate and the provisions of Section 5.12 hereof shall apply.

Section 4.  Cash Proceeds of Collateral.

4.01 Collateral Account. The Administrative Agent may establish with Chase a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that the Company wishes to pledge to the Administrative Agent for the benefit of the Banks as additional collateral security hereunder. The balance from time to time standing to the credit of the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except with respect to cash deposited in accordance with clause (e)(iii) of
Section 8.07 of the Credit Agreement and as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Majority Banks, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section
5.09 hereof. The balance from time to time standing to the credit of the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by the Company, the Company shall, except as otherwise expressly provided in Section 5.04(c) hereof, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for the Administrative Agent and shall not be commingled with any other funds or Property of the Company.

4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent, provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Majority Banks, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in
Section 5.09 hereof.

Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Bank and the Administrative Agent as follows:

5.01  Delivery and Other Perfection.  The Company shall:

(a) if any of the shares, securities or other Property required to be pledged by the Company under clauses (a), (b) and (c) of
Section 3 hereof are received by the Company, forthwith either
(x) transfer and deliver to the Administrative Agent such shares, securities, moneys or other Property so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities or other Property in said clauses (a), (b) and (c);

(b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Administrative Agent may require.

5.02 Other Financing Statements and Liens. Without the prior written consent of the Administrative Agent (granted with the authorization of the Banks as specified in Section 10.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Banks.

5.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.04  Stock Collateral and the Pledged Note.

(a) The Company will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of the Subsidiary Guarantor then outstanding.

(b) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that (1) it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement and (2) it will not agree to any amendment, supplement or other modification to the Pledged Note; and the Administrative Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(b).

(c) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus and, subject to the last sentence of Section 2.01.B(c) of the Credit Agreement, all payments of principal of and interest on the Pledged Note.

(d) If an Event of Default shall have occurred, then so long as such Event of Default shall continue the Administrative Agent shall, upon the giving of notice to the Company of its intention to do so, have the right to exercise all voting and consensual rights pertaining to the Stock Collateral for all purposes and the Company shall execute and deliver to the Administrative Agent or cause to be executed and delivered to the Administrative Agent all such proxies, powers of attorney and all such other instruments, without recourse, as the Administrative Agent may reasonably request for the purpose of enabling the Administrative Agent to exercise the rights that it is entitled to exercise pursuant to this Section 5.04(d).

(e) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral and all principal of and interest on the Intercompany Loans (including, without limitation, all principal of and interest on the Pledged Note) shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Company agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Company.

5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

(b) the Administrative Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(c) the Administrative Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Banks or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Bank or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The proceeds of each collection, sale or other disposition under this Section 5.05 shall be applied in accordance with Section 5.09 hereof.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Stock Collateral, to limit purchasers to those who will agree, among other things, to acquire the Stock Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Stock Collateral for the period of time necessary to permit the Purchaser or issuer thereof to register it for public sale.

5.06 Private Sale. The Administrative Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Administrative Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

5.07 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

5.08 Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, the Company shall not
(i) maintain its chief executive office at any place other than at the address indicated beneath the signature of the Company to the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto (except that the Company may change its name to Northrop Grumman Corporation if it promptly notifies the Administrative Agent thereof and files financing statements identical to those filed pursuant to Section 6.01(i) of the Credit Agreement and Section 5.11 hereof except naming Northrop Grumman Corporation as debtor).

5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to
Section 5.05 hereof, and any other cash at the time held by the Administrative Agent under Section 5 hereof shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such filing or recording offices as the Administrative Agent may reasonably request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Administrative Agent all certificates identified in Annex I hereto, accompanied by undated stock powers duly executed in blank, and the Pledged Note endorsed to the order of the Administrative Agent.

5.12 Termination. When all Secured Obligations shall have been paid in full, the Commitments of the Banks under the Credit Agreement shall have expired or been terminated and the Interest Rate Protection Agreements constituting Other Indebtedness shall have been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company. The Administrative Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

5.13 Further Assurances. The Company agrees that, from time to time upon the written request of the Administrative Agent, the Company will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 6.  Miscellaneous.

6.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 11.02.

6.03 Expenses. The Company agrees to reimburse each of the Banks and the Administrative Agent for all reasonable costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Administrative Agent (with the consent of the Banks as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Bank, each holder of any of the Secured Obligations and the Company.

6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Administrative Agent, the Banks and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

6.08  Governing Law.   This Agreement shall be governed by, and
construed in accordance with, the law of the State of New York.

6.09 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.11 The Administrative Agent. As provided in Section 10.01 of the Credit Agreement, each Bank has appointed The Chase Manhattan Bank (National Association) as its agent for purposes of this Agreement. Following the payment in full of all Secured Obligations outstanding under the Credit Agreement and the termination or expiration of the Commitments thereunder, the provisions of said Section 10.01 shall be deemed to continue in full force and effect for the benefit of the Administrative Agent under this Agreement. In that connection, following such payment in full and expiration and termination of the Commitments, the term "Majority Banks" (as used in said Section 10.01) shall be deemed to refer to Persons holding Secured Obligations representing more than 50% of the aggregate Secured Obligations.


IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.


                                    NORTHROP CORPORATION



                                    By /s/ John R. Rettberg
                                       Title:  Vice President
                                       and Treasurer



                                    THE CHASE MANHATTAN BANK
                                      (NATIONAL ASSOCIATION),
                                      as Administrative Agent



                                    By /s/ Patricia B. Bril
                                       Title:  Managing Director

ANNEX 1


PLEDGED STOCK

[See Section 2(b) and (c)]


                        Certificate    Registered
Issuer                      Nos.         Owner          Number of Shares

Northrop                     1         Northrop         100 shares of
Acquisition, Inc.                      Corporation      capital stock,
                                                        (common stock,
                                                        $.01 par value)





[Form of Subsidiary Guaranty]

SUBSIDIARY GUARANTEE AGREEMENT dated as of April 18, 1994 between NORTHROP ACQUISITION, INC., a wholly-owned Subsidiary of the Company referred to below, duly organized and validly existing xisting under the laws of Delaware (together with its successors and assigns, including Grumman Corporation after the Merger Effective Date, the "Subsidiary Guarantor"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as administrative agent for the banks party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

Northrop Corporation, a Delaware corporation (the "Company"), certain banks and the Administrative Agent are parties to a Credit Agreement, dated as of April 15, 1994, as amended and restated as of April 18, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said banks to the Company in an aggregate principal amount not exceeding $2,800,000,000.

To induce said banks to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:


Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.


Section 2.  The Guarantee.

2.01 The Guarantee. The Subsidiary Guarantor hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Administrative Agent by the Company under the Credit Agreement and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). In addition, the Subsidiary Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.02 Obligations Unconditional. The obligations of the Subsidiary Guarantor under Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against the Company under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.03 Reinstatement. The obligations of the Subsidiary Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantor agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

2.04 Remedies. The Subsidiary Guarantor agrees that, as between the Subsidiary Guarantor and the Banks, the obligations of the Company under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantor for purposes of said Section 2.01.

2.05 Instrument for the Payment of Money. The Subsidiary Guarantor hereby acknowledges that the guarantee in this
Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by the Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
Section 3213.

2.06 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed
Obligations whenever arising.

2.07 General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor under Section 2.01 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantor, the Administrative Agent, the Banks or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

2.08 Subrogation. The Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Bank and the Administrative Agent) that any such payment by it shall, to the extent that it does not result under the last sentence of Section 2.01.B(c) of the Credit Agreement in a reduction in the obligations of the Subsidiary Guarantor in respect of the Intercompany Loans or obligations of the Subsidiary Guarantor in respect of other indebtedness owing by the Subsidiary Guarantor to the Company, constitute an investment in the equity capital of the Company by the Subsidiary Guarantor.

2.09 Specific Limitation on Obligations. Anything herein to the contrary notwithstanding, from and after the Merger Effective
Date, the maximum liability of the Subsidiary Guarantor hereunder shall in no event exceed the Maximum Guaranteed Amount. For the purposes of this Section 2.09, the term "Maximum Guaranteed
Amount" shall mean 95% of the Adjusted Net Worth of the Subsidiary Guarantor on the Merger Effective Date (after giving effect to the consummation of the Merger) and the term "Adjusted Net Worth" shall mean the excess of (a) the lesser of (i) the amount of the "present fair saleable value of the assets" of the Subsidiary Guarantor and (ii) the amount of the Subsidiary Guarantor's "property, at fair valuation" over (b) the greater of
(i) the Subsidiary Guarantor's "debts" and (ii) the amount that will be required to pay the "probable liability on the existing debts" of the Subsidiary Guarantor, as such quoted terms are interpreted under Sect. 548 of the Bankruptcy Code or Article 10 of the New York Debtor and Creditor Law, as the case may be.

Section 3.  Representations and Warranties.  The Subsidiary
Guarantor represents and warrants to the Banks and the Administrative Agent that:

3.01 Corporate Existence. The Subsidiary Guarantor: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

3.02 Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Subsidiary Guarantor) threatened against the Subsidiary Guarantor that, if adversely determined, could have a Material Adverse Effect.

3.03 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Subsidiary Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subsidiary Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

3.04 Corporate Action. The Subsidiary Guarantor has all necessary corporate power and authority to execute and deliver, and to incur, assume and perform its obligations under, this Agreement; the execution and delivery, and the incurrence, assumption and performance of its obligations under, this Agreement by the Subsidiary Guarantor have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered, and the obligations hereunder have been duly and validly incurred and assumed, by the Subsidiary Guarantor; and this Agreement constitutes the legal, valid and binding obligation of the Subsidiary Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.05 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Subsidiary Guarantor of this Agreement or for the validity or enforceability hereof.

3.06  Investment Company Act.  The Subsidiary Guarantor is not an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

3.07 Public Utility Holding Company Act. The Subsidiary Guarantor is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.  Miscellaneous.

4.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

4.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

4.03 Expenses. The Subsidiary Guarantor agrees to reimburse each of the Banks and the Administrative Agent for all reasonable costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 4.03.

4.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Subsidiary Guarantor and the Administrative Agent (with the consent of the Banks as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Bank, each holder of any of the Guaranteed Obligations and the Subsidiary Guarantor.

4.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Subsidiary Guarantor, the Administrative Agent, the Banks and each holder of any of the Guaranteed Obligations (provided, however, that the Subsidiary Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

4.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

4.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

4.08 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

4.09 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

4.10 Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

4.11 Agents. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee
Agreement to be duly executed and delivered as of the day and year first above written.


NORTHROP ACQUISITION, INC.

By /s/ John R. Rettberg
  Title:  Vice President
   and Treasurer


Address for Notices:
c/o Northrop Corporation
1840 Century Park East
Los Angeles, California 90067

Attention:  John R. Rettberg
            Vice President and Treasurer

Telecopier No.:  310-553-2076
Telephone No. :  310-201-3070

With a copy (after the Merger Effective Date) to:

Grumman Corporation
1111 Stewart Street
Bethpage, Long Island, New York 11714

Attention:  Chief Financial Officer

Telecopier No.:  516-575-0538
Telephone No. :  516-575-7991

THE CHASE MANHATTAN BANK
  (NATIONAL ASSOCIATION),
  as Administrative Agent


By /s/ Patricia B. Bril
   Title:  Director


Address for Notices:

The Chase Manhattan Bank
  (National Association), as
  Administrative Agent
4 Metrotech Center -- 13th Floor
Brooklyn, New York 11245
  Attention: New York Agency
Telecopier No.: 718-242-6910
Telephone No.:  718-242-7979

With a copy to:

The Chase Manhattan Bank
  (National Association)
1 Chase Manhattan Plaza
New York, New York 10081
  Attention:  Richard C. Smith
Telecopier No.: 212-552-1457
Telephone No.:  212-552-0667